UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

STRATTEC SECURITY CORPORATION

(Name of Registrant as Specified in Its Charter)

Registrant

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3333 West Good Hope Road, Milwaukee, Wisconsin 53209

September [20], 2024

Dear Fellow Shareholders,

It is a pleasure to write my first Chairman’s Letter to Shareholders since I was appointed Chairman of the Board in January of this year. One of my goals is to improve STRATTEC’s governance and I believe with the steps the Board has taken through the year that we have made great strides. For instance, we are asking you to approve at our 2024 Annual Meeting of Shareholders an amendment to our Articles of Incorporation to declassify our Board. If this proposal is approved, each director will be elected to serve a term of one year, rather than serving for three years. Such a move, I believe, makes directors more accountable to our shareholders. In addition, last month, the Board adopted “proxy access” provisions in our amended By-Laws, making it easier for shareholders to put any potential competitive slate of directors on the same proxy slate as incumbent directors. The Board believes such actions, including others described below, are “pro-shareholder.”

Board refreshment is very important for all companies. As shown in the proxy statement, we are nominating a new director, Matteo Anversa. Matteo was until very recently the Chief Financial Officer of Gentherm, a leading automotive supplier and prior to that he had progressively challenging financial roles with Fiat-Chrysler, Ferrari and General Electric. Effective September 1, 2024, Matteo was appointed Chief Financial Officer of Logitech. We look forward to Matteo joining us, along with the fresh insights he will provide.

We also thank two departing directors, David Zimmer and Harry Stratton, for their years of dedicated service. David had served on the Board since 2006 while Harry served with us since 1994 when we became an independent public company. With their retirements, the average tenure of directors’ service on the Board has decreased from over 19 years at this time last year to under three years following this year’s meeting, assuming that all nominees are elected as proposed.

Ownership alignment and director accountability. Under the capable leadership of Nominating and Governance Committee Chair Tina Chang, we have implemented minimum stock ownership guidelines for both directors and officers. We believe that insiders should be on the “same side” as you, the owners of the Company. This Committee also initiated and completed a robust performance evaluation process with peer reviews of the Board itself, committees, and individual Board members. And, to bring clarity to the proper function of the board as a governing body, the Board has both updated its Committee Charters and introduced one for the Chairman.

Compensation alignment. As Chair of the Compensation Committee, Thomas Florsheim, Jr. has worked diligently to better align our compensation structure to business performance. We retained, for the first time, a full-time independent compensation consultant, Pay Governance, to modernize and align the Corporation’s compensation programs. This Committee has implemented a new short-term incentive program and a new long-term incentive program, each of which contain what we believe are appropriate and distinct performance metrics. We are asking you to approve additional shares for this new long-term incentive program that we expect will help to drive shareholder value.

We also revamped the compensation program for non-employee directors. Beginning this fiscal year, directors will no longer receive committee fees or participate in any incentive bonus program. We also changed the timing of director restricted stock grants — rather than being granted at the end of the year in arrears, they will be granted (subject to a one-year cliff vesting) at the beginning of each year of service. Because of this transition, there will be a one-time “double grant” of restricted stock awards disclosed in next year’s proxy statement (purely as a result of the timing).

Continuing education of directors is also vitally important. In May, our auditors, Deloitte, supported the entire Board’s ongoing education on cybersecurity and IT governance requirements, issues which are highly importance to us, our customers, and suppliers.

Appointment of new Chief Executive Officer. I believe it is important to note that the independent directors who served as members of the CEO search committee (Tina Chang, Tom Florsheim, Bruce Lisman, and me) declined any committee fees related to the search process. The terrific news is that the search produced what we believe is a truly outstanding and energetic CEO in Jennifer Slater. You can find her letter to shareholders in the Corporation’s Annual Report.

Shareholder engagement. Since becoming Chairman, I have reached out to several of our large shareholders and have benefited from their views on a number of governance and other matters. As always, we welcome feedback from our shareholders. Shareholders may send communication by mail or courier delivery addressed as follows: Board of Directors (or Committee Chair, Board Member, or Non-Management Directors, as the case may require), c/o Secretary, STRATTEC Security Corporation, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209, as described under our Investor Relations portion of the Company’s website, https://investors.strattec.com/information-request.

The creation of long-term shareholder value is our overarching goal. While one year is a very short measure, we believe the market is recognizing the change occurring at STRATTEC. Our stock outperformed the S&P 500 during the past fiscal year with STRATTEC’s stock increasing nearly 32% (from about $19.00 to $25.00) from July 3, 2023 to June 28, 2024, compared with just over 22% for the S&P 500. I would also note that, subsequent to the release of fourth quarter earnings in early August 2024, the stock rose from about $25 to nearly $35 as I write this letter. It’s important to note as stated in the release, our fourth quarter benefited from one-time price increases that had been accumulated from prior years. As a Board and management team, we are cognizant of fluctuations in our stock price. Importantly, our focus is on what we can control and on building a sustainable business with long-term performance that drives shareholder value.

Sincerely,

F. Jack Liebau, Jr.
Chairman of the Board

************

STRATTEC SECURITY CORPORATION

3333 WEST GOOD HOPE ROAD

MILWAUKEE, WISCONSIN 53209

Notice of Annual Meeting of Shareholders

to be held on October 23, 2024

The Annual Meeting of Shareholders (the “Annual Meeting”) of STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the “Corporation” or “STRATTEC”), will be held at the Holiday Inn Milwaukee Riverfront Hotel, 4700 North Port Washington Road, Milwaukee, Wisconsin 53212, on Wednesday, October 23, 2024, at 8:00 a.m. local time, for the purposes of considering and taking action on the following:

1. to approve a proposal to amend our Amended and Restated Articles of Incorporation, as amended ("Articles") to declassify our Board of Directors so that all directors will be elected annually;

2. to elect six directors to serve until the 2025 Annual Meeting of Shareholders if Proposal 1 is approved or, if Proposal 1 is not approved, to elect two directors to serve until the 2027 Annual Meeting of Shareholders and one director to serve until the 2026 Annual Meeting of Shareholders;

3. to approve a non-binding advisory proposal on executive compensation;

4. to approve a proposal to adopt the STRATTEC SECURITY CORPORATION Stock Incentive Plan; and

5. to take action with respect to any other matters that may be properly brought before the Annual Meeting and that might be considered by the shareholders of a Wisconsin corporation at their annual meeting.

By order of the Board of Directors

DENNIS BOWE,
Secretary

Milwaukee, Wisconsin

September [20], 2024

Shareholders of record at the close of business on August 21, 2024 are entitled to vote at the Annual Meeting. Your vote is important to ensure that a majority of our stock is represented. Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is being solicited by the Board of the Directors of the Corporation. If you later find that you may be present at the Annual Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Shareholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the Annual Meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares.

Section	Page No.
Vote Required for Approval	42
Board of Directors Recommendation	42
Equity Compensation Plan Information	43
Proposal 4: Approval and Adoption of the STRATTEC SECURITY CORPORATION 2024 Equity Incentive Plan	43
Purpose	44
Corporate Governance Practices	44
Summary of the 2024 Equity Incentive Plan	44
Types of Awards	45
Shares Available for Awards	47
Effect of Termination of Employment or Service	47
Change of Control	48
Other Terms and Conditions	48
Amendment or Termination	48
U.S. Federal Income Tax Consequences	49
New Benefits Under the 2024 Plan	51
Annual Report to the Securities and Exchange Commission on Form 10-K	51
Shareholder Proposals	52
Other Matters	52
Appendix A	1

STRATTEC SECURITY CORPORATION

3333 WEST GOOD HOPE ROAD

MILWAUKEE, WISCONSIN 53209

Proxy Statement for the 2024 Annual Meeting of Shareholders

to be Held on October 23, 2024

Important Notice Regarding the Availability of Proxy Materials for the

2024 Annual Meeting of Shareholders to be held on October 23, 2024:

This Proxy Statement and the Accompanying Annual Report

are Available at www.strattec.com

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of STRATTEC SECURITY CORPORATION of proxies, in the accompanying form, to be used at the Annsual Meeting to be held at the Holiday Inn Milwaukee Riverfront Hotel, 4700 North Port Washington Road, Milwaukee, Wisconsin 53212, on Wednesday, October 23, 2024, at 8:00 a.m., local time, and any adjournments thereof. Only shareholders of record at the close of business on August 21, 2024 will be entitled to notice of and to vote at the Annual Meeting. There will be no presentation regarding our operations at the Annual Meeting. The only matters to be discussed at the Annual Meeting are the matters set forth in this Proxy Statement for the 2024 Annual Meeting of Shareholders and such other matters as are properly presented at the Annual Meeting.

Our principal executive offices are located at 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. It is expected that our Annual Report to Shareholders, this Proxy Statement and the accompanying form of proxy will be mailed, furnished or otherwise made available to shareholders on or about September [20], 2024.

GENERAL INFORMATION

Proxies and Voting Procedures

The shares represented by each valid proxy received in time will be voted at the Annual Meeting and, if a choice is specified in the form of proxy, it will be voted in accordance with that specification. If you submit a proxy without providing voting instructions, the shares represented by that proxy will be voted “For”:

•
approval of the proposal to amend our Articles to declassify our Board of Directors so that all directors will be elected annually election to the Board of Directors;
•
election to the Board of Directors of the six nominees named in the accompanying proxy statement as directors to serve until the 2025 Annual Meeting of Shareholders or, if Proposal 1 is not approved, election of two director nominees to serve until the 2027 Annual Meeting of Shareholders and one director nominee to serve until the 2026 Annual Meeting of Shareholders;
•
approval of the non-binding advisory proposal on executive compensation; and
•
approval of the proposal to adopt the Incentive Plan.

If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. As of the date of printing of this Proxy Statement, we do not know of any other matters that are to be presented at the Annual Meeting other than (1) the proposal to amend our Articles to declassify our Board of Directors so that all directors will be elected annually, (2) election of the six nominees named in the accompanying proxy statement as directors to serve until the 2025 Annual Meeting of

Shareholders or, if Proposal 1 is not approved, election of two director nominees to serve until the 2027 Annual Meeting of Shareholders and one director nominee to serve until the 2025 Annual Meeting of Shareholders, (3) the non-binding advisory proposal on executive compensation, and (4) the proposal to adopt the Incentive Plan.

Shareholders may revoke proxies at any time to the extent they have not been exercised by giving us written notice or by delivering a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a record shareholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by STRATTEC. Shareholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the Annual Meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares. Solicitation will be made primarily by use of the mail; provided, however, some solicitation may be made by our management employees, without payment of any additional compensation, by telephone, by facsimile, by email or in person.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on August 21, 2024 will be entitled to notice of and to vote at the Annual Meeting. On the record date, we had issued and outstanding 4,102,852 shares of our common stock, $0.01 par value per share (the “Common Stock”) entitled to one vote per share.

Quorum; Required Vote

A majority of the votes entitled to be cast at the Annual Meeting, represented either in person or by proxy, shall constitute a quorum with respect to the meeting. Under Wisconsin law and our Articles and Bylaws (as amended), the vote required for approval of the matters specified in the Notice of the Annual Meeting is as follows:

•
Approval of the proposal to amend our Articles requires the majority of the votes entitled to be cast on the proposal to be cast in favor of the amendment proposal.
•
The Corporation has previously adopted a majority voting standard in uncontested elections of directors. Accordingly, for an uncontested election a majority of the votes properly cast in favor of the election of each nominee director is required for the election of that director. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” with respect to that director’s election. In the event of a contested election of directors, a plurality of votes cast is required for the election of directors. This means that in contested elections the director nominees with the most votes received will be elected to fill the open directorship positions.
•
Approval of the non-binding advisory proposal on executive compensation requires the number of properly cast votes in favor of this proposal to exceed the number of properly cast votes against this proposal.
•
Approval of the Incentive Plan requires the number of properly cast votes in favor of this proposal to exceed the number of properly cast votes against this proposal.
•
Approval of any other matter that may properly be presented at the Annual Meeting will require the number of properly cast votes in favor of such matter to exceed the number of properly cast votes against such matter.

Abstentions and broker nonvotes (i.e., shares held by brokers in “street name,” voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement but will not count as votes cast in the determination of whether the directors are elected or whether such other matters noted above are approved. The Inspector of Election appointed by our Board of Directors will count the votes and ballots.

PROPOSAL 1: AMENDMENT OF ARTICLES

Introduction

On August 20, 2024, our Board of Directors approved an amendment to Article V of Articles to eliminate the classification of our Board of Directors so that each director would stand for election annually. If our shareholders approve this declassification amendment proposal, we will file the amendment with the Secretary of State of the State of Wisconsin as soon as is practicable, and it will become effective upon filing.

Article V of our Articles currently requires the Board of Directors to be divided into three classes, as nearly equal in number as possible, as determined by the Board of Directors. Each class of directors currently serves staggered, three-year terms, with the term of office of one class expiring each year. Article V also provides that directors may be removed from office by the shareholders, but only for cause and only by the affirmative vote of a majority of the votes then entitled to be cast in an election of directors. Article V also contains several provisions which refer to the time at which the Corporation had only one shareholder that are no longer applicable.

If Proposal 1 is approved, Article V of our Articles will be amended and replaced in its entirety with the following:

"ARTICLE V

Board of Directors

(a) The authorized number of directors of the corporation which shall constitute the entire Board of Directors shall be such as from time to time shall be determined by a majority of the then authorized number of directors. At each annual meeting of shareholders, directors shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the year following the year of their election. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

(b) Any director may be removed from office by the shareholders, but only for cause and only by the affirmative vote of a majority of the votes then entitled to be cast in an election of directors.

(c) Any vacancy occurring on the Board of Directors, including, but not limited to, a vacancy created by an increase in the number of directors or the removal of a director, shall be filled only by the affirmative vote of a majority of the directors then in office, even if such majority is less than a quorum of the Board of Directors, or by a sole remaining director. If no director remains in office, any vacancy may be filled by the shareholders. Any director elected to fill a vacancy shall serve until the next election of directors.

(d) Each director shall be elected by a majority of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present except in a contested election of directors, in which case such directors will be elected by a plurality of the votes cast by the shares entitled to vote at a meeting."

The following is a "marked" version of the proposed changes to the current Article V:

"ARTICLE V

Board of Directors

~~(a) Until such time as the Corporation has more than one shareholder, the Corporation’s Board of Directors shall consist of one director.~~

(a)~~(b) Upon the date the Corporation has more than one shareholder and thereafter, t~~ The authorized number of directors of the corporation which shall constitute the entire Board of Directors shall be such as from time to time shall be determined by a majority of the then authorized number of directors~~, but in no case shall the authorized number of directors be less than 5 or more than 7~~.

~~The directors shall be divided with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, as determined by the Board of Directors, with the members of each class to hold office until their successors have been elected and qualified, or until their earlier resignation or removal.~~

At each annual meeting of shareholders, ~~the successors of the members of the class of~~ directors ~~whose term expires at that meeting~~ shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the ~~third~~ year following the year of their election.

No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

(b)~~(c)~~ Any director may be removed from office by the shareholders, but only for cause and only by the affirmative vote of a majority of the votes then entitled to be cast in an election of directors.

(c)~~(d)~~ Any vacancy occurring on the Board of Directors, including, but not limited to, a vacancy created by an increase in the number of directors or the removal of a director, shall be filled only by the affirmative vote of a majority of the directors then in office, even if such majority is less than a quorum of the Board of Directors, or by a sole remaining director.

If no director remains in office, any vacancy may be filled by the shareholders.

Any director elected to fill a vacancy shall serve until the next election of directors~~the class for which such director shall have been chosen~~.

(d)~~(e)~~ Each director shall be elected by a majority of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present except in a contested election of directors, in which case such directors will be elected by a plurality of the votes cast by the shares entitled to vote at a meeting."

Reasons for Proposed Amendment

The Corporation has maintained a classified Board of Directors since the adoption of its Amended and Restated Articles of Incorporation effective February 23, 1995. The merits of a classified board of directors have been extensively discussed as a corporate governance practice. Some institutional advisors and investors believe that classified boards have the effect of insulating directors from a corporation’s shareholders and in prior years many public companies determined that, regardless of the merits of a classified board in deterring coercive takeover attempts, under good corporate governance trends, it is advisable that all directors of a corporation be elected annually.

While we believe our current governance structure has served our stockholders well, our Board of Directors has considered the advantages and disadvantages of our classified board structure and determined that amending our Articles to declassify our Board is consistent with our desire to implement best governance practices, and is in the best interests of our Corporation, shareholders and other constituencies.

Effect of Voting Outcomes

If Proposal 1 is approved and the proposed amendments to our Articles become effective at the 2024 Annual Meeting, the annual election of all directors will begin with the 2024 Annual Meeting. Consequently, the director nominees listed in Proposal 2 would be subject to election for one-year terms expiring at the 2025 Annual Meeting of Shareholders. The following directors who otherwise would be subject to re-election in 2025 and 2026 have agreed to resign and to stand for re-election at the 2024 Annual Meeting if Proposal 1 is approved by shareholders: Tina Chang, F. Jack Liebau, Jr., and Bruce M. Lisman. David R. Zimmer, who otherwise would be subject to re-election in 2026, is retiring from the Board of Directors and is not standing for re-election at the 2024 Annual Meeting. If Proposal 1 is not approved by shareholders, then our Board of Directors will remain classified and, pursuant to Proposal 2, only the following director nominees will be considered for election at the 2024 Annual Meeting, in the respective classes: Thomas W. Florsheim, Jr. and Jennifer Slater, with terms expiring in 2027, and Matteo Anversa, with a term expiring in 2025. In that case, all other directors would continue in office for the remainder of their three-year terms, subject to their earlier resignation, removal or death.

If a quorum is present, approval of this proposal requires the affirmative vote of the shareholders present in person or by proxy at the meeting and having a majority of the votes entitled to vote thereon. If you execute and return a proxy, but do not specify how to vote the shares represented by your proxy, the persons named as proxies will vote “FOR” the amendment to our certificate of incorporation. In determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will count for quorum purposes and will have the same effect as votes against the proposal.

Our Board recommends a vote “FOR” approval of Proposal 1.

PROPOSAL 2: ELECTION OF DIRECTORS

Our Board currently consists of seven members. Prior to the adoption of the amendment to our Articles described in Proposal 1, our Articles provide that our Board be divided into three classes having staggered terms of three years each. If the shareholders approve the proposal to amend our Articles to declassify our Board of Directors, the Board has established that the number of directors to be elected at the 2024 Annual Meeting be fixed at six and that the persons named in the enclosed proxy will vote to elect all six of the following nominees as directors for terms ending at the 2025 Annual Meeting of Shareholders, unless you withhold authority to vote for any or all of the nominees by marking the proxy to that effect or so voting in person: Tina Chang, Thomas W. Florsheim, Jr., F. Jack Liebau, Jr., Bruce M. Lisman, Jennifer L. Slater, and Matteo Anversa. The directors who would be subject to re-election in 2025 and 2026, except for David R. Zimmer, have agreed to resign and to stand for re-election in 2024 if Proposal 1 is approved. Mr. Zimmer, whose term otherwise would expire in 2026, is retiring from the Board of Directors at the Annual Meeting and the Board has nominated Matteo Anversa for election to the director position being vacated by Mr. Zimmer.

If the shareholders do not approve Proposal 1 and the related amendment to our Articles, the term of office of the 2024 class of directors will expire at the 2024 Annual Meeting and the terms of office for the 2025 and 2026 classes of directors, other than Mr. Zimmer, will expire at the 2025 and 2026 Annual Meetings, respectively. In that event, the persons named in the enclosed proxy will vote to elect the following director nominees, in the respective classes, unless authority is withheld to vote for any or all of the nominees: (1) for terms expiring in 2027, Thomas W. Florsheim, Jr. and Jennifer L. Slater; and (2) for a term expiring in 2025, Matteo Anversa. The following directors would continue to serve for terms expiring in the years noted: (1) Bruce M. Lisman and F. Jack Liebau, Jr., 2026, and (2) Tina Chang, 2025.

Harold M. Stratton II, one of our incumbent directors whose term is expiring at the 2024 Annual Meeting, is retiring from the Board of Directors and is not standing for re-election at the Annual Meeting. Mr. Stratton has served as a director since 1994 and is currently a member of our Audit and Compensation Committees. Mr. Stratton’s service on these committees will end in connection with the Annual Meeting. Mr. Stratton also formerly served as Chairman of our Board of Directors and as the first President of the Corporation.

David M. Zimmer, one of our incumbent directors whose term would otherwise expire at the 2026 Annual Meeting, is also retiring from the Board of Directors and, even if Proposal 1 is approved, is not standing for re-election at the Annual Meeting. Mr. Zimmer has served as a director since 2006 and currently is the Chairman of our Audit and a member of the Compensation Committee. Mr. Zimmer’s service on these committees will end in connection with the Annual Meeting.

We want to express our deep gratitude for the years of dedicated service that Mr. Stratton and Mr. Zimmer have provided to STRATTEC.

Director Qualifications and Selection Criteria

Our Board of Directors, at the recommendation of our Nominating and Corporate Governance Committee, has adopted Director Selection Criteria which are available under the Investor Relations tab of our website at https://investors.strattec.com/corporate-governance/highlights. These criteria are periodically reviewed by our Nominating and Corporate Governance Committee. The criteria require independence and an absence of material conflicts of interest of all independent and non-management directors. The criteria also describe the personal attributes and the broad mix of skills and experience of directors sought by STRATTEC in order to enhance the diversity of perspectives, professional experience, education and other relevant attributes, and the overall strength of the composition of the Board.

The table below the section “Board of Directors Recommendation” provides specific information as of the date of this Proxy Statement about each nominee for election to our Board of Directors at the Annual Meeting. The information presented includes information each director nominee has provided us about his or her age, principal occupation, business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. Our Nominating and Corporate Governance Committee regularly evaluates the mix of experience, qualifications, attributes and skills of our directors using a matrix of areas that this Committee considers important for our business, which experience, qualifications, attributes and skills that we consider most important for membership on the Board include a background in the items set forth in our Director Selection Criteria. In addition to the information presented below regarding the nominee’s or incumbent’s specific experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee to the conclusion that such person should serve as a director of STRATTEC, our Nominating and Corporate Governance Committee also considered the qualifications and criteria described below under “Director Skills Matrix” and “Corporate Governance Matters – Director Nominations” with the objective of creating a complementary mix of directors.

Director Skills Matrix

We believe our director nominees and incumbent directors are talented individuals with diverse skillsets and backgrounds, as reflected in their biographies set forth below. Many of the directors have extensive and direct automotive industry experience and/or experience in various industries that impact key functional areas of our business, such as in electronics, financial and technology matters. The directors also have varying educational backgrounds, levels of schooling and public board experience, including a mix of college, post-graduate and multiple public board and committee experience that brings strengths and diversity to the STRATTEC Board. In addition to having a diverse Board, many of our officers have diverse backgrounds. One officer is Hispanic and another is of Middle Eastern descent.

The Director Skills Matrix shown below summarizes the key skills and expertise that we consider important for our directors considering our business strategy. Specifically, the following matrix highlights the key skills, experiences, qualifications and attributes that our Nominating and Corporate Governance Committee considers in evaluating the strength and diversity of the Board and which the directors bring to the Board to maintain effective oversight. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the incumbent or nominee director does not possess that qualification or skill. Although the matrix below also summarizes certain background information with respect to each incumbent or nominee director, please review our director biographies set forth below which describe each such person’s specific background and relevant experience in more detail.

	Tina Chang	Thomas Florsheim	F. Jack Liebau, Jr.	Bruce Lisman	Jennifer Slater	Matteo Anversa
CORPORATE SKILLS EXPERIENCE:
President /CEO/Executive Mgmt	X	X	X	X	X	X
CFO / Audit / Controller						X
Automotive Industry					X	X
Strategic Planning	X	X	X	X	X	X
Mergers & Acquisitions		X	X	X	X	X
International Business	X	X		X	X	X
Corporate Governance	X	X	X	X	X	X
Public Company Boards	X	X	X	X	X	X
Private Company Boards	X		X	X	X	X
FUNCTIONAL SKILLS EXPERIENCE:
Engineering					X
Financial	X	X	X	X	X	X
Information Technology	X	X			X	X
Sales / Marketing		X		X	X
Electronics
Operations	X	X			X
Risk Management	X	X	X	X	X	X
Public Relations	X
Human Resources	X
Compensation	X	X	X	X	X
Legal	X
E-commerce	X	X			X
Distribution		X	X	X	X	X
PERSONAL HISTORY
STRATTEC Board tenure	2	12	1	1	—	—
Age	52	66	60	77	50	52
Career status	Full Time	Full Time	Full Time	Retired	Full Time	Full Time

We believe that the diversity of experience, qualifications, attributes and skills of our directors is important to our success. We expect that our Nominating and Corporate Governance Committee will on an annual basis review and reevaluate the above matrix to confirm that it aligns with our corporate strategies and oversight needs.

Board of Directors Recommendation

The Board of Directors recommends that shareholders vote FOR the election of the following nominees as directors of STRATTEC to serve for a one year term expiring at the 2025 Annual Meeting of Shareholders, provided that Proposal 1 is approved by shareholders: Tina Chang, Thomas W. Florsheim, Jr., F. Jack Liebau, Jr., Bruce M. Lisman, Jennifer L. Slater, and Matteo Anversa.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since
Nominees for election at the Annual Meeting:

TINA CHANG	52	2022

Since 1996, Ms. Chang has served as Chairman of the Board and Chief Executive Officer of SysLogic, Inc. (an information systems consulting and services firm). Ms. Chang is also an owner (either directly or indirectly through SysLogic, Inc.) of SysSpark, LLC, a product innovation company, Cyberspect, LLC, a cybersecurity software and SaaS company, and WillBridge Ltd., a social benefit corporation. Ms. Chang has served on the boards of Central States Manufacturing, Inc., since 2019, and Delta Dental of Wisconsin, since January 2022. She has also served as a Director of Weyco Group, Inc. (a company engaged in the business of the design and distribution of quality and innovative footwear) since 2007. Ms. Chang is a member of the Executive, Audit, Corporate Governance and Compensation Committees for Weyco Group, Inc. (NASDAQ: WEYS). Previously, Ms. Chang served as a Director and Advisor of The Private Bank — Wisconsin from 2004 to 2013. Ms. Chang is also a private real estate investor and owns and manages mixed-use residential and commercial real estate in the Milwaukee, Wisconsin area.

Ms. Chang brings to the Board a strong background in business, technology and process development in the information technology and cybersecurity areas. With technology and cybersecurity issues being an ever increasing component of STRATTEC’s business, Ms. Chang’s experience is valuable to the Board as part of its risk oversight duties. She is also strongly involved in the local business community and with charitable organizations, and brings to the Board these varied experiences. This business and career experience led to the conclusion that she should continue to serve as a director of STRATTEC.

THOMAS W. FLORSHEIM, JR.	66	2012

Chairman of the Board and Chief Executive Officer of the Weyco Group, Inc. (NASDAQ: WEYS), a company engaged in the business of the design and distribution of quality and innovative footwear, since 2002. Prior to that, Mr. Florsheim was President and Chief Executive Officer of the Weyco Group, Inc. from 1999 to 2002, President and Chief Operating Officer from 1996 to 1999, and Vice President from 1988 to 1996. Chairman and a director of Weyco Group, Inc.

Mr. Florsheim is a chairman and chief executive officer of a public company. His skill sets include significant experience in mergers and acquisitions, financial oversight, compensation matters and organizational development. His career in the consumer goods industry has exposed him to manufacturing, marketing and engineering solutions on a global basis. This business and career experience led to the conclusion that he should continue to serve as a director of STRATTEC.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since
BRUCE M. LISMAN	77	2023

Mr. Lisman is a private investor. He serves on the boards of two other public companies — Myers Industries (NYSE: MYE) since 2015 and Associated Capital Group (NYSE: AC) since 2015, and two private companies — National Life Group, a mutual life insurance company since 2004 and Bank of Burlington since 2022. Prior board service includes an electric utility, an electricity transmission company, a regional banking company, an aftermarket automotive supply company, and an engineering and construction company (as Executive Chair). Other past board service includes the University of Vermont (Chair), and American Forests (Chair), the nation’s oldest conservation organization.He was Chairman of JP Morgan’s Global Equity Division (2008-2009), and Head or Co-Head of Bear Stearns Global Equity Division from 1987 to 2008. Earlier, he was the Director of Research (1984-1987) at Bear Stearns, and before that was a research analyst covering a broad range of industries.

In his capacity as a board member, Mr. Lisman has served as Board Chairman, a member of all relevant committees and has chaired Compensation, Governance, and Audit Committees.

The Board believes that Mr. Lisman’s qualifications to serve on our Board include his extensive board service including leadership positions, as well as his service as a successful senior executive and his investment experience.

F. JACK LIEBAU, JR.	60	2023

Mr. Liebau is managing director of Beach Investment Counsel, Inc., an investment management company. Mr. Liebau is the former President and CEO of Roundwood Asset Management, a subsidiary managing public equities for Alleghany Corporation’s insurance companies, the former President and Founder, Liebau Asset Management Company, which managed money for individuals, foundations, and corporations, and the former Partner and Portfolio Manager for Davis Funds and Primecap Management Company, investment management firms.

Mr. Liebau’s current and former directorships include: Board Chair and director of Myers Industries, Inc. (NYSE: MYE); director of Motorcar Parts of America, Inc. (Nasdaq:MPAA), a remanufacturer, manufacturer, and distributor of automotive aftermarket parts; director of BNY Mellon ETF Trust; non-Executive Board Chair and Member of Special Investigations Limited Company, a private, Virginia-based professional services company and government contractor in the information technology, cybersecurity, investigations, and intelligence sectors; director of MuxIP, unlisted software company serving media companies; director and CFO of the Edwin Gregson Foundation; former director of The Pep Boys, a nationwide auto parts retailer; former director of Herley Industries, Inc., a defense technology company; former director of Media General, Inc., then owner of newspapers and television stations; former Vice President of Andover Alumni Council; and former director of Kidspace Children’s Museum.

The Board believes that Mr. Liebau’s qualifications to serve on our Board include his: (1) vast financial, strategic, executive and investment experience working with companies in a wide range of industries, including his qualification as an “audit committee financial expert”; (2) experience in corporate governance and corporate and non-profit board service; and (3) experience working effectively with management teams, analyzing strategic options, and communicating with various constituencies.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

JENNIFER L. SLATER	50	2024

Ms. Slater has served as STRATTEC's President and Chief Executive Officer since July 1, 2024. Ms. Slater had most recently served as Executive Vice President and General Manager, Performance Sensing, of Sensata Technologies, Inc. (NYSE: ST), a global industrial technology company, since April 2024, after serving as Senior Vice President, Automotive & Aftermarket, beginning April 2023. Ms. Slater also served as the Vice President and General Manager of Sensata’s Heavy Duty and Off-Road business from September 2022 through March 2023. From 2019 to September 2022, Ms. Slater served as Group Vice President and General Manager, Global OE and Products, at Clarios, LLC, a manufacturer and distributor of advanced energy storage solutions for the automotive market. Ms. Slater has served as a director of Valvoline Inc. (NYSE: VVV), an American retail automotive services company since July 2022, currently serving on its Compensation and Governance and Nominating Committees.

Ms. Slater is a member of the Society of Automotive Engineers and was named a 2017 STEP Ahead winner by the Manufacturing Institute, recognizing Women in Manufacturing.

Ms. Slater is our CEO, has significant experiences as an executive officer of other public companies, and serves as a director on another public company. Her extensive experience and knowledge of the automotive industry, including automotive OEMs, and her recent focus on energy storage solutions to meet evolving vehicle electrification needs, product management and strategy, engineering, finance, and sales provide her with the qualifications and skills to serve as a director of STRATTEC.

MATTEO ANVERSA	52	--

Mr. Anversa serves as the Chief Financial Officer of Logitech International (SIX: LOGN) (Nasdaq: LOGI), a Swiss public company that designs software-enabled hardware solutions. He previously served as Executive Vice President of Finance, Chief Financial Officer, and Treasurer of Gentherm, Inc. (NASDAQ: THRM), a market leader in thermal and pneumatic comfort in the automotive industry, from January 2019 through August 2024, and as Executive Vice President and Chief Financial Officer of Myers Industries, Inc. (NYSE: MYE), a manufacturer of polymer-based material handling products and a distributor of tire repair and retread products, from December 2016 through December 2018. Mr. Anversa previously held executive management positions at Fiat Chrysler Automobiles N.V. since 2013, including Vice President, Group FP&A Fiat Chrysler and Chief Financial Officer for Ferrari SpA. Mr. Anversa began his career with General Electric Corporation where he held various leadership roles during his 16-year tenure. Mr. Anversa served as a director of Gabelli Value for Italy (VALU), an Italian company listed on AIM Italia, from 2018 to 2020.

Mr. Anversa's extensive experience as a public company executive officer, including experience in the automotive industry, his public company financial expertise, and his experience as a director of a foreign exchange listed company, provide him with the qualifications and skills to serve as a director of STRATTEC.

If the shareholders do not approve Proposal 1, the term of office of the 2024 class of directors will expire at the 2024 Annual Meeting and the terms of office for the 2025 and 2026 classes of directors, other than Mr. Zimmer, will expire at the 2025 and 2026 Annual Meetings, respectively. In that event, the persons named in the enclosed proxy will vote to elect the following director nominees, in the respective classes, unless authority is withheld to vote for any or all of the nominees: (1) for terms expiring in 2027, Thomas W. Florsheim, Jr. and Jennifer L. Slater, and (2) for a term expiring in 2025, Matteo Anversa. The following directors would continue to serve for terms expiring as noted: (1) Bruce M. Lisman and F. Jack Liebau, Jr., 2026, and (2) Tina Chang, 2025.

DIRECTORS’ MEETINGS AND COMMITTEES

Meetings and Director Attendance

Our Board of Directors held eight meetings in fiscal 2024, and all of our directors who served as directors during fiscal 2024 attended 100% of the Board meetings and more than 75% of the meetings of the committees of the Board on which they served at the time of such meetings. Executive sessions, or meetings of non-employee directors without management present, are held at each Board meeting.

The committees of our Board of Directors consist of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The chart below identifies the members and chair of each of these committees as of the date of this Proxy Statement, along with the number of meetings held by each Committee during fiscal 2024:

	Audit	Compensation	Nominating and Corporate Governance
Number of Meetings	4	5	6
Name of Director:
Tina Chang	X		X*
Thomas Florsheim		X*	X
Jack Liebau	X	X	X
Bruce Lisman	X	X	X

X = Committee member; * = Committee chair

Mr. Liebau, as Board Chair, is a member of each Board committee. Messrs. Stratton and Zimmer were directors during fiscal 2024 and served as members of the aforementioned committees during the entirety of fiscal 2024, but are retiring from the Board of Directors at the Annual Meeting and are not standing for re-election at the Annual Meeting. Ms. Slater, as our Chief Executive Officer, is not a member of any Board committee but regularly attends Board and committee meetings.

Audit Committee

The Audit Committee is responsible for assisting our Board of Directors with oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent auditor’s qualifications and independence; (4) the performance of our internal accounting function and the independent auditors; and (5) the review of the scope and adequacy of our internal accounting controls. In addition, the chairman of the Audit Committee participates in quarterly meetings with members of our management and our outside auditors to review our quarterly earnings releases and quarterly financial statements prior to their issuance or filing with the U.S. Securities and Exchange Commission (the “Commission”). Our Audit Committee has the direct authority and responsibility to appoint, replace, compensate, oversee and retain the independent auditors, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Compensation Committee

The Compensation Committee, in addition to such other duties as may be specified by our Board of Directors: (1) oversees and reviews the compensation and benefits of our executive officers (including determining the compensation of our Chief Executive Officer); (2) makes appropriate recommendations to our Board of Directors with respect to our incentive compensation plans and equity-based plans; (3) administers our incentive compensation plans and equity-based plans in accordance with the responsibilities assigned to the Committee under any and all such plans, including our Team Incentive Plan for STRATTEC SECURITY CORPORATION (the “TIPS Bonus Plan”) for participation by Executive Officers and Senior Managers and our Amended and Restated Stock Incentive Plan (the “Amended and Restated Stock Incentive Plan”); and (4) reviews and makes recommendations to our Board of Directors with respect to the compensation of our non-employee directors, including under our TIPS Bonus Plan for Non-Employee Members of the Board of Directors. The Compensation Committee’s charter requires that the

Corporation provide the Compensation Committee with adequate funding to engage any compensation consultants or other advisers the Committee deems appropriate to engage. Although Compensation Committee did not engage any independent consultant to assist it in reviewing the Corporation's compensation practices and levels established with respect to fiscal year 2024, during fiscal year 2024 the Committee engaged PayGovernance as an independent consultant to advise the Committee, the Board, and the Corporation regarding compensation practices and levels for fiscal 2025.

In early fiscal year 2025, the Compensation Committee recommended, and the Board of Directors approved, the adoption of stock ownership guidelines for our executive officers to encourage stock ownership and alignment with our shareholders' interests. The new guidelines are as follows:

• CEO: 5x annual base salary

• CFO and other EOs: 2x annual base salary

Shares directly and beneficially owned will be counted towards these holding guidelines, as well as time-based restricted share grants prior to vesting. Executives are now required to hold all net vested shares from equity awards until they meet their guideline. Once an executive officer satisfies their guideline, they will be considered to remain in compliance as long as they continue to own the shares that satisfied their guideline (regardless of fluctuations in share price). Our Stock Ownership Guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Corporation's website at https://investors.strattec.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, in addition to such other duties as may be specified by our Board of Directors, is responsible for assisting our Board of Directors by: (1) identifying individuals qualified to become members of our Board of Directors and its committees; (2) recommending guidelines and criteria to the Board of Directors to determine the qualifications of potential directors; (3) making recommendations to the Board of Directors concerning the size and composition of the Board and its committees, including developing and annually reviewing our Director Skills Matrix; (4) recommending to our Board of Directors nominees for election to the Board at the annual meeting of shareholders; (5) developing and recommending to our Board of Directors a set of corporate governance principles applicable to our business; and (6) assisting our Board of Directors in assessing director performance and the effectiveness of the Board of Directors as a whole.

The Nominating and Corporate Governance Committee identifies, interviews, and recommends candidates it determines are qualified and suitable to serve as a director. Recommendations for Board candidates may be made to the Committee by the Corporation’s Chief Executive Officer, other current Board members, and shareholders of the Corporation. Once appropriate candidates are identified, the Nominating and Corporate Governance Committee evaluates their qualifications to determine which candidate best meets the Corporation’s Director Selection Criteria (which is described in greater detail under the section titled “Director Nominations” below), without regard to the source of the recommendation. Additionally, the Committee evaluates potential director candidates in light of its annual review of the Director Skills Matrix summarized above. In accordance with this Director Selection Criteria and the Director Skills Matrix, the Committee seeks a variety of perspectives, professional experience, education, skills, and other individual qualities and attributes. A copy of the Corporation’s Director Selection Criteria is are available under the Investor Relations tab of our website at https://investors.strattec.com/corporate-governance/highlights. The Nominating and Corporate Governance Committee then interviews the candidate before making a recommendation to the Board.

Charters of Committees

Our Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. We make available on our website at www.strattec.com, free of charge, copies of each of these charters. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Board of Directors has reviewed the independence of our continuing directors and the nominees for election to the Board at the Annual Meeting under the applicable listing standards of the NASDAQ Stock Market. Based on this review, our Board of Directors determined that each of the following directors is independent under the NASDAQ Stock Market listing standards:

Matteo Anversa (1)	Tina Chang
Thomas W. Florsheim, Jr.	F. Jack Liebau, Jr.
Bruce M. Lisman	Harold M. Stratton II (2)
David R. Zimmer (2)

(1) Mr. Anversa is being first nominated to be elected as a director at the 2024 Annual Meeting.

(2) Messrs. Stratton and Zimmer are retiring from the Board of Directors at the 2024 Annual Meeting.

Based on such listing standards, Jennifer L. Slater is the only director and director nominee who is not independent due to her role as STRATTEC's President and Chief Executive Officer.

Board Diversity and Disclosure

The Company has historically been proactive in seeking to ensure that its Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, while at the same time seeking to ensure that the Board is comprised of directors who have broad and diverse backgrounds, perspectives and experiences. The following table reflects STRATTEC’s Board diversity matrix as of July 1, 2024 disclosed in accordance with Nasdaq Rule 5606, as self-disclosed by our current incumbent directors to STRATTEC. To review our Board Diversity Matrix as of July 1, 2023 please see the Proxy Statement for our 2023 Annual Meeting of Shareholders filed with the Commission on September 7, 2023.

Board Diversity Matrix (as of July 1, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		6
Two or More Races or Ethnicities
LGBTQ+	0
Did Not Disclose Demographic Background	0

The above matrix includes Messrs. Stratton and Zimmer, who are retiring at the Annual Meeting and will not be standing for re-election to our Board of Directors, but who served on the Board of Directors through our fiscal 2024 and are expected to continue to serve through the first part of our fiscal 2025 through the date of the Annual Meeting. The above table does not include director nominee Matteo Anversa, who is not an incumbent director.

Board Leadership Structure

We currently have different persons serving as our Chief Executive Officer and as Chairman of our Board of Directors. F. Jack Liebau, Jr. has served the Chair of our Board since January 1, 2024, and Jennifer L. Slater is our current President and Chief Executive Officer. Although our Board of Directors does not have a formal policy with respect to its leadership structure, since September 1, 2012 we have had different persons serve as our Chief Executive Officer and Chairman of the Board of Directors. The Board of Directors believes that the current structure of appointing an independent non-executive Chair best serves STRATTEC as a good governance practice because it allows Ms. Slater to focus on managing the Corporation's day-to-day business and implementing our strategies while allowing an independent director to lead the Board of Directors in its primary role of review and oversight of executive management. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in fulfilling its duties.

Although we believe that separating the Chairman and Chief Executive Officer roles is appropriate for the foreseeable future, we will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances at such time, combining these offices would serve our best interests and the best interests of our shareholders and other constituencies.

The Board’s Role in Risk Oversight

General Oversight

Our Board of Directors is responsible for exercising the corporate powers of STRATTEC and overseeing the management of our business and affairs, including management’s establishment and implementation of key strategic priorities and initiatives. The Board reviews and discusses with management periodically, and no less than annually, company strategy and conducts formal strategic reviews at each Board meeting. We believe any long-term, sustainable value creation and preservation are possible only through the prudent assumption and management of both risks and potential rewards, and our Board takes a leading role in overseeing our overall risk tolerances as a part of our strategic planning process and in overseeing our management of strategic risks.

The role of our Board of Directors in STRATTEC’s risk oversight process includes receiving reports from members of our senior management team on areas of material risk to STRATTEC, including operational, financial, legal and regulatory, technology, strategic and reputational risks. Except as noted below, our Board has delegated to the Audit Committee primary responsibility for overseeing management’s risk assessments and implementing appropriate risk management policies and guidelines, including those related to financial reporting and regulatory compliance. Our Board has delegated to the Compensation Committee primary oversight responsibility to ensure that compensation programs and practices do not encourage unnecessary or excessive risk-taking and that any risks are subject to appropriate controls. Our Board has delegated to the Nominating and Corporate Governance Committee primary oversight responsibility to ensure that STRATTEC’s governance standards establish effective systems for monitoring and accountability. Our Board has assumed, to date, direct responsibility for our cyber and intellectual property security programs. Moreover, our Board has overseen management’s implementation of a number of robust policies and compliance programs to address various areas of legal and regulatory risks, including the following: a corporate code of ethics, an insider trading policy, a supplier code of conduct and supplier quality manual, a conflict minerals compliance program, a quality policy, an environmental policy and a whistleblower hotline policy.

Cybersecurity and Environmental, Social and Governance matters

Our Board as a whole also routinely discusses with management STRATTEC programs, policies and procedures that have been implemented, formalized, and documented to address internal compliance with respect to various regulatory matters, including with respect to intellectual property and cybersecurity management and with respect to environmental, social and governance matters (“ESG Matters”). With respect to intellectual property and cybersecurity management, our Board oversees high-risk cybersecurity areas for STRATTEC and requires management to provide annual reports to the Board regarding implementation of comprehensive programs to address these risks, as well as providing the Board with updates on progress and initiatives undertaken by management in this area. Additionally, the Board requests that management update it periodically on employee training and incident reporting in this area.

STRATTEC is committed to the principles of sound environmental stewardship and the responsible and sustainable use of energy and natural resources. All of our facilities are required to operate in compliance with applicable laws and regulations and in a manner to avoid harm to the environment, prevent pollution, and reduce waste. We believe we have a strong record of environmental compliance in our facilities and our products generally have a low environmental impact. With respect to ESG Matters, STRATTEC's management provides our Board of Directors at least annually with an update and report regarding our major initiatives in this area, including progress and improvements made with respect to energy improvement initiatives related to implementation of more energy efficient capital equipment to reduce carbon emissions, annual certifications on STRATTEC's environmental management systems and other matters related to energy consumption, hazardous waste generation and CO2 neutralization.

Compensation Matters

As noted above, our Board has delegated to the Compensation Committee primary oversight responsibility to help ensure that the compensation programs and practices of STRATTEC do not encourage unreasonable or excessive risk-taking and that any risks are subject to appropriate controls. As part of this process, STRATTEC (with oversight of the Compensation Committee) designs its overall compensation programs and practices, including incentive compensation for both executives and non-executive employees, in a manner intended to support our strategic priorities and initiatives to enhance long-term sustainable value without encouraging unnecessary or unreasonable risk-taking. At the same time, STRATTEC recognizes that its goals cannot be fully achieved while avoiding all risk. The Compensation Committee, with assistance from executive management, periodically reviews STRATTEC's compensation programs and practices in the context of its risk profile, together with its other risk mitigation and risk management programs, to ensure that these programs and practices work together for the long-term benefit of STRATTEC and its shareholders. Based on its review of STRATTEC's compensation programs, the Compensation Committee believes that STRATTEC's incentive compensation policies for both executive and non-executive employees have not materially and adversely affected STRATTEC by encouraging unreasonable or excessive risk-taking in the recent past, are not likely to have such a material adverse effect in the future and provide for multiple and reasonably effective safeguards to protect against unnecessary or unreasonable risk-taking.

Director Nominations

We have a Nominating and Corporate Governance Committee of our Board of Directors. Based on the review described under “Corporate Governance Matters—Director Independence,” our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable listing standards of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders in accordance with our Bylaws, as amended by the Board of Directors on August 20, 2024. Pursuant to Section 2.01(c) of our Bylaws, a shareholder may nominate a candidate for election as a director of the Corporation only if written notice of such intention is received by the Secretary, either by personal delivery or by United States mail, postage prepaid, and received at the Corporation's principal executive offices (i) in the case of an annual meeting, not less than 90 nor more than 120 days prior to the one year anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. The proponent's notice must include the undertakings and information required by Section 2.01(c).

The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. In light of the foregoing, our Board has adopted Director Selection Criteria, a copy of which are available under the Investor Relations tab of our website at https://investors.strattec.com/corporate-governance/highlights. These criteria are periodically reviewed by the Nominating and Corporate Governance Committee and generally require absence of material conflicts of interest of all independent and non-management directors. The criteria also describe the personal attributes and the broad mix of skills and experience of directors sought by the Corporation in order to enhance the diversity of perspectives, professional experience, education and other relevant attributes and the overall strength of the composition of the Board taking into account the uniqueness attributable to STRATTEC’s industry. These Director Selection Criteria work in concert with our Director Skills Matrix and amended Bylaws, as described above, in helping our Nominating and Corporate Governance Committee identify and select director candidates to our Board. In this regard, some of the criteria that may be taken into account by the Nominating and Corporate Governance Committee include:

•
personal integrity and high ethical character;
•
professional excellence;
•
accountability and responsiveness;
•
absence of conflicts of interest;
•
fresh intellectual perspectives and ideas; and
•
relevant expertise and experience (including related to financial and accounting matters) and the ability to offer advice and guidance to management based on that expertise and experience that coincides with STRATTEC’s strategic initiatives.

Shareholder Proxy Access

In accordance with our Bylaws, as amended by the Board of Directors on August 20, 2024, a shareholder may also request that the Corporation include in its proxy statement in which it solicits proxies with respect to the election of directors at an annual meeting of shareholders, any person nominated for election (a “Shareholder Nominee”) to the Board by a shareholder or by a group of not more than 20 Shareholders that (i) satisfies the requirements of 2.01(d) of our Bylaws (such individual shareholder or shareholder group, including each member thereof, to the extent the context requires, an “Eligible Shareholder”), and (ii) expressly requests in the notice required by such Section 2.01(d) to have the Shareholder Nominee included in the Corporation’s proxy materials pursuant to such Section 2.01(d). The information that the Corporation will include in its proxy statement is the information provided by the Eligible Shareholder to the secretary of the Corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). The Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. The Corporation will not be required pursuant to Section 2.01(d) to include any information regarding a Shareholder Nominee in its proxy materials for any meeting of Shareholders for which any person is engaging in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at such meeting other than Shareholder Nominees or nominees of the Board. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that the Corporation shall be required to include in its proxy materials with respect to an Annual Meeting generally shall not exceed the greater of

(i) two, or (ii) 20% of the total number of members of the Corporation’s Board rounded to the closest whole number below 20%.

The Corporation will be required to include information regarding a Shareholder Nominee in its proxy materials with respect to an Annual Meeting only if the notice of the nomination relating to the Shareholder Nominee is delivered to, or mailed to and received by, the Secretary of the Corporation no earlier than 120 days and no later than 90 days before the anniversary of the previous year’s annual meeting of shareholders, provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs, or if the Corporation is holding a special meeting of shareholders, then the shareholder must deliver the notice a reasonable time before the Corporation issues its proxy materials, as specified by the Corporation in a Current Report on Form 8-K filed pursuant to Item 5.08.

Communications between Shareholders and the Board of Directors

Our shareholders may communicate with our Board of Directors or any of our individual directors by directing such communication to our Secretary at the address of our corporate headquarters, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. Each such communication should indicate that the sender is a shareholder of STRATTEC and that the sender is directing the communication to one or more of our individual directors or to our Board as a whole.

All communications will be compiled by our Secretary and submitted to our Board of Directors or the applicable individual directors on a monthly basis unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to STRATTEC or our business or communications that relate to improper or irrelevant topics. Our Secretary may also attempt to handle a communication directly where appropriate, such as where the communication is a request for information about STRATTEC or where it is a stock-related matter.

Attendance of Directors at Annual Meetings of Shareholders

Although we do not have a formal policy regarding the attendance of our directors and nominees for election as directors at our Annual Meeting, our directors are encouraged to attend the Annual Meeting. Accordingly, we expect that all of our directors, whether up for re-election at the Annual Meeting or not, will attend the Annual Meeting absent a valid reason, such as a schedule conflict or as a result of other extenuating circumstances. All of the persons then serving as one of our directors attended in person the Annual Meeting of Shareholders held on October 10, 2023.

Board Self-Assessment and Evaluation

Commencing in fiscal 2022, our Nominating and Corporate Governance Committee developed the Director Skills Matrix previously described to assist the Committee, among other purposes, with evaluating the performance of the Board and identifying the skills, attributes and experience currently possessed by the Board, including the strengths of the Board and areas where additional director candidates or additional director training may be necessary. Our Nominating and Corporate Governance Committee is responsible for annually reporting to the Board of Directors regarding the Committee’s assessment and evaluation of the performance of the Board as a whole, using the Director Skills Matrix, annual assessment questionnaires, and/or other tools deemed relevant by the Committee. As part of the annual self-evaluation process, the directors consider various topics relating to the Board’s and each Board committee’s role, structure, composition, relationship with management, access to information and resources, process, and responsibilities, as well as the overall mix of director experiences and skills as highlighted in the Director Skills Matrix. The Board and each of its Committees independently review and discuss the results of the annual self-assessments and any other relevant issues related to the Board or STRATTEC. Any issues arising from the self-evaluation process are discussed with both the Chair and in Executive Session among the directors. It is expected that the Nominating and Corporate Governance Committee will review and modify as necessary this evaluation process on an annual basis. The Board’s succession planning considers the results of this Board self-evaluation, together with other information, including the overall mix of tenure, experience, and skills of the directors, upcoming expected retirements of individual directors, the experience and skills that would be desirable for future directors, and the needs of the Board and its Committees at the time. This self-evaluation report and assessment is discussed with the full Board and includes specific review of performance areas in which the Nominating and Corporate Governance Committee believes a better contribution could be made by the Board as a whole to STRATTEC. The purpose of this self-evaluation report and assessment is to increase the effectiveness of the Board as a whole and not necessarily to focus on individual Board members.

Code of Business Ethics

We have adopted a Code of Business Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and to our non-employee directors. A copy of our Code of Business Ethics is available on our corporate web site which is located at www.strattec.com. We also intend to disclose any amendments to, or waivers from, our Code of Business Ethics on our corporate web site.

Further, we have established “whistle-blower procedures” which provide a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide protections to employees who report possible misconduct impacting STRATTEC.

Hedging and Margin Account Policies

Our stock trading policies prohibit our directors and employees, including our executive officers, from: (a) purchasing any financial instrument, or otherwise engaging in any transaction, that is designed to hedge or offset any decrease in the market value of our Common Stock, including prepaid forward contracts, equity swaps, zero-cost collars and forward sale contracts; (b) engaging in short sales related to our Common Stock; and (c) maintaining margin accounts holding STRATTEC securities. All transactions in STRATTEC securities by directors and executive officers must be pre-cleared with our Chief Financial Officer (or another executive officer in the event of transactions by our Chief Financial Officer) under our stock trading policies.

Excess Incentive Compensation Recovery (Clawback) Policy

Our Board of Directors has adopted an Excess Incentive Compensation Recovery (Clawback) Policy effective as of August 24, 2023. A copy of this policy is available on our website at www.strattec.com, 24 hours a day and free of charge. We are not including the information contained on or available through our website as part of, or incorporating such information by reference into, this Proxy Statement. The policy is administered by our Board of Directors (or at the discretion of, and upon delegation of, our Board, our Compensation Committee) and covers all current and former executive officers. Under this policy, the Board of Directors will require reimbursement or forfeiture of any excess incentive compensation awarded or paid in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. The excess incentive compensation recovery covers all awards granted or paid during the last three completed fiscal years including, but not limited to, annual performance bonuses (including any amounts deferred) and long-term incentive grants, including any of the following, provided that, such compensation is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure (as defined in the policy): cash bonuses and incentive cash compensation; stock options; restricted stock; restricted stock units; and performance-based units. The amount to be recovered is the excess amount of the incentive compensation received by the executive officer based on the erroneous data from the accounting restatement. The policy applies to all excess incentive compensation approved, awarded or granted after the effective date of the policy.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is currently comprised of five members of our Board of Directors. Based upon the review described above under “Corporate Governance Matters — Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable listing standards of the NASDAQ Stock Market and the rules of the Commission. The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter, which may be found on our website at www.strattec.com.

In accordance with its written charter adopted by the Board of Directors, our Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of STRATTEC. While the Audit Committee has oversight responsibility, the primary responsibility for our financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with our management, and our independent auditors are responsible for auditing our financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee has:

•
reviewed and discussed our audited financial statements for the fiscal year ended June 30, 2024 with our management and with our independent auditors;
•
discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission;
•
received and discussed with our independent auditors the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence; and
•
met with the independent auditors without management present and discussed the auditor’s independence.

Based on such review and discussions with management and with the independent auditors, the Audit Committee recommended to our Board of Directors that the STRATTEC audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, for filing with the Commission.

AUDIT COMMITTEE:

David R. Zimmer — Chairman
Tina Chang
F. Jack Liebau, Jr.
Bruce M. Lisman
Harold M. Stratton II

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees we were billed for audit and non-audit services rendered by our independent auditors, Deloitte & Touche LLP during fiscal 2024 and 2023:

Service Type	Fiscal Year Ending June 30, 2024	Fiscal Year Ending July 2, 2023
Audit Fees (1)	$685,097	$589,414
Audit-Related Fees (2)	$30,000	$134,240
Tax Fees (3)	$516,658	$663,309
All Other Fees	$—	$—
Total Fees Billed	$1,231,755	$1,386,963

(1)
Includes fees for professional services rendered in connection with the audit of our financial statements for the fiscal years ended June 30, 2024 and July 2, 2023; the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during those fiscal years; and statutory and regulatory agency audits during those fiscal years.
(2)
For fiscal 2024, this amount represents fees paid to Deloitte & Touche LLP for services provided in connection with the Corporation's preparation and filing of a Registration Statement on Form S-8. For fiscal 2023, this amount represents fees paid to Deloitte & Touche LLP for work related to financial statement adjustments related to such fiscal year.
(3)
Includes U.S. and international tax advice and compliance services paid to Deloitte & Touche LLP with respect to fiscal 2024 and fiscal 2023.

The Audit Committee of our Board of Directors considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent auditors. The Audit Committee or the Audit Committee Chairman reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors. The Audit Committee has delegated certain of its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting.

Each new engagement of our independent auditors to perform non-audit services has been approved in advance by our Audit Committee or the Chairman of our Audit Committee pursuant to the foregoing procedures.

Fiscal 2024 Independent Registered Public Accounting Firm

Our Audit Committee will select our independent registered public accounting firm for the 2024 fiscal year based upon factors determined to be relevant by our Audit Committee. It is expected that a representative of Deloitte & Touche LLP, our independent auditors for fiscal 2024, will be present at the Annual Meeting and will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

Audit Committee Financial Expert

Our Board of Directors has determined that at least one of the members of our Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the Commission. David R. Zimmer, the Chair of the Audit Committee, and F. Jack Liebau, Jr., Board Chair, qualify as an “audit committee financial expert” based on their respective work experience and education.

EXECUTIVE OFFICERS

The following table provides information as of the date of this Proxy Statement about each of our current executive officers who are not nominees for election to, or continuing members of, our Board of Directors at the Annual Meeting. The information presented includes information each executive officer has given us about his or her age and his or her principal occupation and business experience for the past five years:

Name	Age	Current Position	Other Positions
Dennis Bowe	56	Vice President, Chief Financial Officer, Treasurer and Secretary since September 2022

Global Commercial Finance Director for Harley-Davidson, Inc. (a company engaged in the business of the design, manufacture and sale of motorcycles and related parts and accessories) from June 2012 until August 2022

Rolando J. Guillot	56	Senior Vice President—Operations since December 2016; Chief Operating Officer since March 2023

Interim President and Chief Executive Officer January 1, 2024 through June 30, 2024; Vice President — Mexican Operations from September 2004 to December 2016. General Manager — Mexican Operations of STRATTEC from September 2003 to September 2004. Plant Manager of STRATTEC de Mexico S.A. de C.V. from January 2002 to September 2003. Mr. Guillot served in various management positions for STRATTEC de Mexico S.A. de C.V. from September 1996 to January 2002

Al-Waleed H. Hamdan	55	Vice President—Global Sales and Product Management since January 1, 2020; Chief Commercial Officer since March 2023

Vice President — Product Management from March 2017 until December 2019. Vice President Global Marketing & Product Management for Apex Tool Group (an American supplier of hand tools and power tools) from August 2013 until July 2016. Global Marketing and Product Group Leader for Actuant Corporation (a diversified industrial company) from December 2010 until August 2013. Mr. Hamdan served as one of STRATTEC’s representatives on the management team during fiscal 2023 of its former joint venture called Vehicle Access Systems Technology LLC.

Name	Age	Current Position	Other Positions
Richard P. Messina	57	Vice President—Global Engineering since January 1, 2020; Chief Technology Officer since May 2023

Vice President—Global Sales and Access Control Products from August 2013 until December 2019. Vice President—Access Control Products of STRATTEC from December 1, 2008 until August, 2013. Chief Engineer-Power Closures Engineering for North America and Asia for Delphi Corporation from 2006 until November 2008; Engineering group manager for Delphi Corporation from 2001 until 2006.

Jennifer L. Slater	50	President and Chief Executive Officer since July 1, 2024

Executive Vice President and General Manager, Performance Sensing, of Sensata Technologies, Inc. (“Sensata”), a global industrial technology company, from April 2024 through June 30, 2024; Senior Vice President, Automotive & Aftermarket, at Sensata from April 2023 through April 2024. Vice President and General Manager of Sensata’s Heavy Duty and Off-Road business from September 2022 through March 2023. Group Vice President and General Manager, Global OE and Products, at Clarios, LLC from 2019 to September 2022. Ms. Slater also serves as a director of Valvoline Inc. (NYSE: VVV), an American retail automotive services company; she was first elected in July 2022.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of August 21, 2024 by (1) each director and named executive officer (as defined below), (2) all directors and current executive officers as a group, and (3) each person or other entity known by us to beneficially own more than 5% of our outstanding Common Stock.

We have determined beneficial ownership in accordance with the rules of the Commission. Shares of our Common Stock subject to options that are either currently exercisable or exercisable within 60 days of August 21, 2024 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 4,102,852 shares of Common Stock outstanding as of August 21, 2024.

			Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Total Number Of Shares Beneficially Owned	Percent of Class	Sole Voting and Investment Power	Sole Voting or Investment Power	Shared Voting and Investment Power	Shared Voting or Investment Power	Sole Voting Power Only (2)
Principal Shareholders:
GAMCO Investors, Inc. (3)	797,415	19.6%	774,415	797,415	—	—	—
Gate City Capital Management, LLC (4)	405,284	9.9%	211,086	405,284
T. Rowe Price Associates, Inc. (5)	373,252	9.2%	135,586	373,252	—	—	—
Dimensional Fund Advisors LP (6)	297,957	5.7%	223,464	229,957	—	—	—
Gabelli Equity Series Funds, Inc. – The Gabelli Small Cap Growth Fund (7)	253,000	6.2%	253,000	—	—	—	—
Vanguard Group Inc. (8)	208,212	5.1%	—	206,609	—	1,603	—
Directors, Nominees and Executive Officers:
Tina Chang	4,250	*	2,300	—	—	—	1,950
Thomas W. Florsheim, Jr.	13,950	*	9,700	—	—	—	4,250
F. Jack Liebau, Jr.	2,000	*	2,000	—	—	—	—
Bruce M. Lisman	5,000	*	5,000	—	—	—	—
Harold M. Stratton II (9)	81,054	2.0%	21,704	—	55,300	—	4,050
David R. Zimmer	15,150	*	13,200	—	—	—	1,950
Jennifer L. Slater	—	*	—	—	—	—	—
Dennis Bowe	10,200	*	3,950	—	—	—	6,250
Frank J. Krejci (10)	75,471	2.0%	75,471	—	—	—	—
Rolando J. Guillot	33,290	*	26,390	—	—	—	6,900
Al-Waleed H. Hamdan	16,971	*	11,271	—	—	—	5,700
Richard P. Messina	14,780	*	9,080	—	—	—	5,700
All directors, nominees and executive officers as a group (12 persons)	272,116	6.4%	180,066	—	55,300	—	36,750

*Less than 1%.

(1)
Unless otherwise indicated in the other footnotes, the address for each person listed is 3333 West Good Hope Road, Milwaukee, Wisconsin 53209.
(2)
All shares listed are unvested shares of restricted stock issued and outstanding under our Amended and Restated Stock Incentive Plan as of August 21, 2024.
(3)
Mario J. Gabelli and on behalf of certain entities which he directly or indirectly controls, including the following, GAMCO Investors, Inc., GAMCO Asset Management, Inc., Gabelli Funds, LLC, Gabelli & Company Investment Advisers, Inc., GGCP, Inc., Associated Capital Group, Inc., and Gabelli Foundation, Inc. (collectively “GAMCO”), One Corporate Center, Rye, New York 10580, filed a Schedule 13D/A dated as of May 1, 2024 reporting that as of April 30, 2024 GAMCO beneficially owned 797,415 shares of Common Stock over which GAMCO has sole investment power. The shares of Common Stock beneficially owned by GAMCO include 774,415 shares of Common Stock as to which GAMCO has sole voting power.
(4)
Gate City Capital Management, LLC ("Gate City"), 8725 W. Higgins Road, Suite 530, Chicago, Illinois 60631, filed an initial Schedule 13D dated November 27, 2023 reporting that as of November 27, 2023, Gate City was the beneficial owner of 405,284 shares of Common Stock over which it has sole investment power. The shares of Common Stock beneficially owned by Gate City include 211,086 shares of Common Stock as to which T. Rowe has sole voting power.
(5)
T. Rowe Price Associates, Inc. and on behalf of T. Rowe Price Small-Cap Value Fund, Inc. (collectively, “T. Rowe”), 100 East Pratt Street, Baltimore, Maryland 21202, filed a Schedule 13G/A dated February 14, 2024, reporting that as of December 31, 2023 T. Rowe was the beneficial owner of 373,252 shares of Common Stock over which it has sole investment power. The shares of Common Stock beneficially owned by T. Rowe include 135,586 shares of Common Stock as to which T. Rowe has sole voting power.
(6)
Dimensional Fund Advisors LP (“Dimensional”), 6300 Bee Cave Road, Austin, Texas 78746, filed a Schedule 13G/A dated February 14, 2024, reporting that as of December 29, 2023 it was the beneficial owner of 229,957 shares of Common Stock as a result of acting as an investment adviser to various investment companies, commingled group trusts and separate accounts. The shares of Common Stock beneficially owned by Dimensional include 223,464 shares of Common Stock as to which Dimensional has sole voting power and 229,957 shares of Common Stock as to which Dimensional has sole investment power.
(7)
Gabelli Equity Series Funds, Inc. – The Gabelli Small Cap Growth Fund (“Gabelli Equity”), One Corporate Center, Rye, New York 10580, filed a Schedule 13G/A dated January 16, 2024 reporting that as of December 31, 2023 it was the beneficial owner of 253,000 shares of Common Stock, with sole voting and investment power over all such shares.
(8)
Vanguard Group Inc. (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355, filed a Schedule 13G dated February 13, 2024, reporting that as of December 29, 2023 it was the beneficial owner of 208,212 shares of Common Stock as a result of acting as an investment adviser to various investment companies and other managed accounts. The shares of Common Stock beneficially owned by Dimensional include 206,609 shares of Common Stock as to which Vanguard has sole investment power and 1,603 shares of Common Stock as to which Vanguard has shared investment power.
(9)
Includes 25,954 shares of Common Stock owned directly by Mr. Stratton, 52,667 shares of Common Stock owned jointly by Mr. Stratton and his spouse and 2,500 shares of Common Stock held in a trust as to which Mr. Stratton is co-trustee and beneficiary.
(10)
Frank Krejci retired as the Corporation’s President and Chief Executive Officer effective as of December 31, 2024. The beneficial ownership information for Mr. Krejci is based on the most recent information provided to the Corporation.

The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as required for purposes of this Proxy Statement. This information should not be construed as an admission of beneficial ownership for other purposes.

SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of our equity securities on Form 4 or Form 5. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). Based solely upon a review of such forms actually furnished to us, and written representations of certain of our directors and executive officers that no forms were required to be filed, we believe all of our directors, executive officers and 10% shareholders have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act during our fiscal 2023.

EXECUTIVE COMPENSATION

Compensation Process Overview

We believe it is important to provide compensation that at a minimum reflects base levels which are competitive with executive officers in other industrial public companies of similar structure and size. We further believe that it is appropriate and desirable to have meaningful incentive plans for our executive officers to help attract and retain high performing individuals and drive positive economic performance and enhanced shareholder value. Further, we believe that these performance-based incentive plans should provide opportunities for our executive officers to significantly augment their base compensation on a short term and long term basis. This philosophy is the foundation for the following compensation objectives that we seek to promote. The objectives of our Compensation Committee in establishing compensation arrangements for our executive officers are to: (1) attract and retain qualified executive managers with a straightforward and understandable compensation program; (2) provide strong financial incentives, at reasonable cost, for positive financial performance and enhanced value of our shareholders’ investment; and (3) use cash bonus plans to recognize positive short-term performance and equity based plans to support the long-term needs and goals of STRATTEC and our shareholders.

As described above under the Section “Corporate Governance Matters—The Board’s Role in Risk Oversight,” the Compensation Committee has primary oversight responsibility to ensure that STRATTEC’s compensation programs and practices do not encourage unreasonable or excessive risk-taking and that any risks are subject to appropriate controls. Compensation for our executive officers and other key employees is evaluated and determined by the Compensation Committee of our Board of Directors. Our Compensation Committee consists of four independent directors under the applicable listing standards of the NASDAQ Stock Market. Thomas W. Florsheim, Jr. is the Chair of our Compensation Committee and the other members of the Compensation Committee are Tina Chang, Jack Liebau, Jr., Harold M. Stratton II, and David R. Zimmer. Additional information regarding our Compensation Committee is disclosed under “Directors’ Meetings and Committees – Compensation Committee” in this Proxy Statement.

Many key compensation decisions are made during the first quarter of the fiscal year as the Compensation Committee meets to review performance for the prior year under our incentive bonus plans (including our TIPS Bonus Plan), determine awards under our long-term incentive plan, and set compensation targets and objectives for the coming year. However, our Compensation Committee also views compensation as an ongoing process and may convene special meetings in addition to its regularly scheduled meetings throughout the year for purposes of evaluation, planning and appropriate action. As described elsewhere in this Proxy Statement under “Proposal 4: Approval and Adoption of the STRATTEC SECURITY CORPORATION 2024 Equity Incentive Plan”, we are proposing at the Annual Meeting that our shareholders approve a new omnibus long-term incentive plan to replace and supersede our Amended and Restated Stock Incentive Plan to be more consistent with customary terms of such plans.

Our management assists the Compensation Committee in its oversight and determination of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, assisting with establishing individual and company-wide performance targets and objectives, recommending salary levels and equity incentive grants, providing financial data on company performance, providing calculations and reports on achievement of performance objectives and furnishing other information requested by the Committee. Our Chief Executive Officer works with the Compensation Committee in making recommendations regarding our overall compensation policies and plans, as well as recommending specific compensation levels for our other executive officers and key employees. Members of management who were present during portions of Compensation Committee meetings held in fiscal 2023 and 2024 to date, included the Chief Executive Officer and the Chief Financial Officer. Our Compensation Committee makes all decisions regarding the compensation of the Chief Executive Officer without the Chief Executive Officer or any other member of management present.

The Compensation Committee’s charter authorizes the Committee to engage any compensation consultants and other advisers as the Committee may deem appropriate, and requires that we provide the Committee with adequate funding to engage any advisers the Committee deems appropriate to engage. During April 2022, upon the recommendation of our management, our Compensation Committee directly engaged Newport Group to assist it in reviewing our compensation practices and levels for our executive officers and directors. Newport Group did not provide any other services to STRATTEC or its affiliates during fiscal 2022 or 2021 prior to its engagement and since its engagement during April 2022 it has not provided any other services to STRATTEC. As a result, our Compensation Committee determined that the engagement of Newport Group to assist STRATTEC with reviewing its compensation practices and levels did not create any conflicts of interest. Our engagement of Newport Group and the scope of its work was similar to the work and report Newport Group prepared for our Compensation Committee during April 2019. As part of its work, Newport Group prepared for our Compensation Committee a comparative compensation report of a broad group of organizations within the durable goods manufacturing industry. Our Compensation Committee reviewed the results of Newport Group’s report and analysis during meetings held at the end of fiscal 2022 and the beginning of fiscal 2023 for purposes of establishing and setting compensation levels and targets for our fiscal 2023.

We have in recent years historically engaged Newport Group (or a similar compensation consultant) approximately every other fiscal year for the purpose of assisting our Compensation Committee in reviewing our compensation practices and levels for our executive officers and non-employee directors. Our Compensation Committee did not engage Newport Group (or a similar compensation consultant) during our fiscal 2023 to assist the Committee in setting compensation levels for fiscal 2024. Instead, our Compensation Committee unanimously approved setting base salary targets for our executive officers for fiscal 2024 at their same levels as were in place at the end of fiscal 2023 except with respect to Mr. Krejci who agreed to accept a $100,000 annualized reduction in his base salary until the Corporation’s financial performance improved and stabilized.

During fiscal 2024, the Compensation Committee retained PayGovernance as the independent compensation consultant to the Committee, the Board, and the Corporation with respect to reviewing our compensation practices and levels for our executive officers and non-employee directors for fiscal year 2025.

For executive officers, the primary components of total compensation have in recent periods been, and continue to consist of: (1) base salary; (2) annual incentive compensation bonuses under our TIPS Bonus Plan; and (3) long-term incentive compensation in the form of shares of restricted stock subject to time-based vesting criteria. We evaluate targeted total compensation levels for our executive officers as well as how each component fits within the targeted total compensation levels. This evaluation is guided by our compensation objectives described in this Proxy Statement. A large portion of potential compensation for our executive officers is performance-based. For performance-based compensation, we combine annual cash incentive bonuses that are tied to both short-term, company-wide measures of operating performance and individual performance goals under our TIPS Bonus Plan with long-term equity compensation in the form of awards of shares of restricted stock that vest over a three or five year period from the date of grant under our Stock Incentive Plan. The long-term equity compensation awards promote our executive retention objectives and provide an incentive for long-term appreciation in our stock price, whereas the annual cash incentive bonuses promote short-term financial growth and achievement of individual performance goals on a fiscal year by fiscal year basis.

Summary Compensation Table

The following table provides information for fiscal 2024 and 2023 concerning the compensation paid by us to each person who served as our principal executive officer during fiscal 2024 and our two other most highly compensated executive officers based on their total compensation in fiscal 2024. We refer to these executive officers as our “named executive officers” in this Proxy Statement.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Frank J. Krejci	2024	$303,333	$—	$113,016	$—	$321,096	$737,445
Former President and Chief Executive Officer (6)	2023	$630,635	$—	$154,734	$—	$17,898	$803,267
Rolando J. Guillot	2024	$468,000	$—	$76,452	$227,448	$23,976	$795,876
Interim President and Chief Executive Officer Senior Vice President - Operations and Chief Operating Officer (7)	2023	$349,000	$—	$100,122	$—	$17,891	$467,013
Al-Waleed H. Hamdan	2024	$337,000	$—	$76,452	$170,606	$18,813	$602,871
Vice President – Chief Commercial Officer	2023	$321,333	$—	$86,469	$—	$17,312	$425,114
Richard P. Messina	2024	$343,000	$—	$63,156	$132,655	$28,330	$567,141
Vice President – Global Engineering and Chief Technology Officer	2023	$334,421	$—	$86,469	$—	$27,193	$448,083

Explanatory Notes for Summary Compensation Table:

1. We do not provide any standard annual raises in the base salaries of our executive officers. Instead, our Compensation Committee periodically reviews the base salaries of our executive officers based on individual and company-wide performance criteria and by reference to the data analysis provided by the Newport Group comparative compensation report described above for executives with similar positions, and taking into account company performance, certain adjustments for inflation and for other discretionary factors determined by our Compensation Committee based upon an analysis of each officer’s individual performance and achievement over the prior fiscal year. Additionally, in determining base salaries, our Compensation Committee considers the executive officer’s qualifications and experience, the executive officer’s responsibilities, the executive officer’s past performance, the executive officer’s goals and objectives and salary levels for comparable positions as provided in the Newport Group report described above. Our Compensation Committee typically establishes base salaries for the new fiscal year for our executive officers at its regular meeting in August of each year where it reviews the prior fiscal years’ results and sets performance targets for the ensuing fiscal year, which new base salaries are traditionally effective as of September 1.

For fiscal 2024, Mr. Krejci, Mr. Guillot, Mr. Hamdan, and Mr. Messina were paid base salaries of $640,000, $576,000, $342,000 and $348,000, respectively, which base salaries were effective as of January 1, 2024.

2. These amounts represent awards of discretionary bonus payments made by our Compensation Committee. For fiscal year 2024 and 2023, no discretionary bonus payments were made to our named executive officers.

3. We believe that equity compensation is an effective means of aligning the long-term interests of our employees, including our executive officers, with our shareholders. Our Amended and Restated Stock Incentive Plan authorizes the Compensation Committee to issue both stock options and shares of restricted stock, as well as other forms of equity incentive compensation. In recent fiscal years, awards to our executive officers under the Amended and Restated Stock Incentive Plan have consisted solely of shares of restricted stock subject to time-based vesting criteria. In determining the type and total size of equity awards, the Compensation Committee considers various factors such as the outstanding number of options and shares of restricted stock, the amount of additional shares available for issuance under our Amended and Restated Stock Incentive Plan, the financial statement impact of awards, the level of responsibility of the proposed recipient and his or her performance and the percent of the outstanding shares of our Common Stock represented by outstanding options and shares of unvested restricted stock.

The amounts in this column for each fiscal year reflect the dollar value of long-term equity based compensation awards granted in the form of shares of restricted stock pursuant to the terms of our Amended and Restated Stock Incentive Plan during the fiscal years indicated in the table. These amounts equal the grant date fair value of shares of restricted stock, computed in accordance with FASB Accounting Standards Codification Topic 718, granted during such fiscal year. Assumptions used in the calculation of the grant date fair value are included under the caption “Accounting for Stock-Based Compensation” in the Notes to our Consolidated Financial Statements in the fiscal year 2024 Annual Report on Form 10-K filed with the Commission on September 5, 2024 and such information is incorporated herein by reference.

With respect to fiscal 2024, on August 23, 2023, the following grants of shares of restricted stock were awarded: Mr. Krejci, 5,100 shares, Mr. Guillot, 3,450 shares, Mr. Hamdan, 3,450 shares, and Mr. Messina, 2,850 shares. These shares of restricted stock were subject to vesting one-third each year over a three year period on the anniversary of the grant date and have all the rights of our shares of Common Stock (including voting rights), other than the right to receive cash dividends while such shares are not vested. These shares of restricted stock had a grant date fair value per share of $22.16 as determined pursuant to FASB Accounting Standards Codification Topic 718.

With respect to fiscal 2023, on August 22, 2022, the following grants of shares of restricted stock were awarded: Mr. Krejci, 5,100 shares, Mr. Guillot 3,300 shares, Mr. Hamdan, 2,850 shares, and Mr. Messina was 2,850 shares of restricted stock. These shares of restricted stock were subject to vesting one-third each year over a three year period on the anniversary of the grant date and have all the rights of our shares of Common Stock (including voting rights), other than the right to receive cash dividends while such shares are not vested. The shares of restricted stock had a grant date fair value per share of $30.34 as determined pursuant to FASB Accounting Standards Codification Topic 718.

4. This column discloses the dollar value of all amounts earned by the named executive officers under our TIPS Bonus Plan for performance related to the applicable fiscal year in the table, which in each case payout was tied to achievement of annual incentive performance targets. Participants in the TIPS Bonus Plan include or included our executive officers and other senior managers determined by our Compensation Committee based upon recommendations from our Chief Executive Officer.

Under the TIPS Bonus Plan, executive officers and other full-time employees are eligible to receive annual incentive cash bonuses whereby the Board of Directors sets company financial performance goals on an annual basis. For fiscal 2024 and 2023, the Board set company profit before tax (before bonus expense and after non-controlling interest and as adjusted for unusual income or expense items) as the company financial performance goal. Subject to the exception noted below for fiscal 2023, for the STRATTEC executive officers and senior manager group one half of a participant’s bonus is based upon achieving the participant’s individual goals and objectives for the year. The other half of the participant’s bonus is based upon the level of STRATTEC’s profit before tax for the year (with the adjustments noted above). The TIPS Bonus Plan provides for a hurdle rate goal which would be the minimum level of profit before tax (with the adjustments noted above) before any bonuses are paid under either the company financial performance or individual performance component. The company financial performance component of the bonus is calculated based upon a straight-line relationship between the hurdle rate goal and the target goal. This straight line also applies to amounts above the target goal. Each individual participant’s bonus would be capped at 200% of their target bonus. For each of 2024 and 2023, the initial target bonus equals 75%, 45%, 45% and 35% of base salary for each of Mr. Krejci, Mr. Guillot, Mr. Hamdan, and Mr. Messina, respectively (although Mr. Krejci retired from the Corporation effective December 31, 2023 and became ineligible to receive a bonus at that time). If the profit before tax (with the adjustments noted above) was less than the hurdle amount established for such particular fiscal year, no bonus amount was to be paid to any eligible participant, including the bonus attributable to the individual performance component for STRATTEC executive officers and senior managers. For any profit before tax (with the adjustments noted above) falling between $6 million and $12 million, the actual target performance factor for the executive officers was based only upon the Corporation performance factor and not adjusted for any individual performance factor. The Compensation Committee agreed that for fiscal 2024 and fiscal 2023 the target goal of a company performance factor of 1 would equal $24 million each year, respectively, of profit before tax (with the adjustments noted above). At this level, a participant would receive 100% of his or her target bonus with respect to the company financial performance component of the bonus plan. This straight line relationship for amounts in excess of $24 million continues up to a maximum bonus equal to 200% of the participant’s target bonus for our executive officers and senior managers such that at amounts of $36 million or more in profit before tax (with the adjustments noted above) the payment would equal 200% of the target bonus.

The bonus amounts earned under the TIPS Bonus Plan for fiscal 2024 are set forth in this column. For fiscal year 2024, the bonus amounts earned under the TIPS Bonus Plan resulted from a factor of 1.05 of target based on the Corporation's adjusted pre-tax income (before bonus expense and excluding non-controlling interest profit) of $24.6 million. For fiscal year 2023, no bonus amounts were earned under the TIPS Bonus Plan as STRATTEC’s profit before tax for such fiscal year (with the adjustments noted above) was less than the minimum hurdle rate amount.

5. Our named executive officers participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, including participation in medical, health (including Health Savings Accounts (HSAs)), dental, disability, life insurance and 401(k) plans. In addition, our named executive officers each receive at least two times their annual base salary up to $500,000 of group term life insurance coverage. The table below shows the components of this column, which include our match for each individual’s 401(k) plan contributions, the cost of premiums paid by us for term life insurance under which the named executive officer is a beneficiary, long-term disability benefits under our long term disability plan which provides for an additional monthly benefit of $10,000 per executive, payouts under our Supplemental Executive Retirement Plan and perquisites consisting of an automobile allowance for Mr. Messina of $9,600 each fiscal year. Mr. Krejci's "All Other Compensation" includes $320,000 he received in fiscal year 2024 pursuant to the Retirement Agreement and General Release entered into effective November 29, 2023 between Mr. Krejci and STRATTEC.

Name	Year	401(k) Match	Life Insurance	LTD Benefits	SERP Payout	Perquisites	Total “All Other Compensation”
Frank J. Krejci	2024	$100	$690	$306	$—	$—	$321,096
	2023	$16,067	$1,270	$561	$—	$—	$17,898
Rolando J. Guillot	2024	$21,983	$1,380	$612	$—	$—	$23,976
	2023	$16,067	$1,270	$554	$—	$—	$17,891
Richard P. Messina	2024	$16,750	$1,380	$600	$—	$9,600	$28,330
	2023	$15,787	$1,270	$536	$—	$9,600	$27,193
Al-Waleed H. Hamdan	2024	$16,833	$1,380	$590	$—	$—	$18,803
	2023	$15,517	$1,270	$515	$—	$—	$17,302

6. Mr. Krejci retired from the Corporation effective December 31, 2023 so his salary for fiscal 2024 represents the annual base salary he received for the portion of fiscal 2024 that he was employed by STRATTEC.

7. Mr. Guillot served as our Interim President and Chief Executive Officer from January 1, 2024 (upon Mr. Krejci's retirement) through June 30, 2024 (upon the appointment of Jennifer L. Slater as President and Chief Executive Officer effective July 1, 2024). Mr. Guillot received a monthly stipend of $18,000 in addition to his base salary during the period in which he served as Interim President and Chief Executive Officer.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on outstanding option and unvested restricted stock awards held by the named executive officers as of our fiscal year ending June 30, 2024, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option and the number of shares of restricted stock held at the fiscal year end that have not yet vested.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) - Exercisable	Number of Securities Underlying Unexercised Options (#) - Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Frank J. Krejci (1)	—	—	—	—		—		—
	—	—	—	—		—		—
	—	—	—	—		—		—
Rolando J. Guillot	1,180	—	79.73	08/20/24	(3)	1,100	(4)	27,500
	—	—	—	—		2,300	(5)	57,500
	—	—	—	—		3,450	(6)	86,250
Richard P. Messina	1,050	—	79.73	08/20/24	(3)	900	(4)	22,500
	—	—	—	—		1,900	(5)	47,500
	—	—	—	—		2,850	(6)	71,250
Al-Waleed H. Hamdan	—	—	79.73	08/20/24	(3)	900	(4)	22,500
	—	—	—	—		1,900	(5)	47,500
	—	—	—	—		3,450	(6)	86,250

(1)
Mr. Krejci retired from the Corporation effective as of December 31, 2023 so he had no unexercised stock options or unvested shares of restricted stock at fiscal year end.
(2)
Market value equals the closing market price of our common stock on June 28, 2024, the last trading day prior to our fiscal year end of June 30, 2024, of $25.00, multiplied by the number of shares of restricted stock.
(3)
The common stock option vested on August 20, 2017, the three year anniversary of the grant date.
(4)
The shares of restricted stock were granted on August 17, 2021 and vest one-third each year over a three year period on the anniversary date of the grant date.
(5)
The shares of restricted stock were granted on August 22, 2022 and vest one-third each year over a three year period on the anniversary date of the grant date.
(6)
The shares of restricted stock were granted on August 23, 2023 and vest one-third each year over a three year period on the anniversary date of the grant date.

Employment Agreements

Each of our named executive officers (other than Mr. Krejci, who retired effective December 31, 2023) has signed an employment agreement with STRATTEC. Each executive officer’s employment agreement contains an evergreen renewal feature that automatically extends the agreement for an additional year each June 30, unless advance notice is provided, such that the term of each employment agreement automatically extends for one year each June 30 unless either party gives 30 days’ notice that the agreement will not be further extended. Under the agreement, the officer agrees to perform the duties currently being performed in addition to such other duties that may be assigned from time to time. We agree to pay the officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all of our other salaried employees who are in comparable positions.

The terms of these employment agreements generally include the following:

•
each of these executive officers is entitled to a base salary under the employment agreement that may not be decreased from the prior year’s level without the consent of the executive officer, but can be increased in the discretion of the Compensation Committee;
•
each of these executive officers is entitled to participate in our bonus plans (including our TIPS Bonus Plan and our Amended and Restated Stock Incentive Plan;
•
each of these executive officers is eligible to participate in any medical, health, dental, disability and life insurance policy that we maintain for the benefit of our other senior management;
•
each of these executive officers will also receive at our expense group term life insurance coverage equal to two times their base salary subject to a maximum amount of coverage equal to $500,000;
•
each of these executive officers has agreed not to compete with us during employment and for a period equal to the shorter of one year following termination of employment or the duration of the employee’s employment with us and has agreed to maintain the confidentiality of our proprietary information and trade secrets during the term of employment and for two years thereafter; and
•
each employment agreement contains severance benefits, which are summarized below under “Post-Employment Compensation.”

Post-Employment Compensation

401(k) Plan Benefits

Our U.S.-based executive officers are eligible to participate in our 401(k) plan on the same terms as our other U.S.-based employees. The match in our 401(k) plan is 100% on the first 5% of an employee’s annual wages (up to the federal limit). All of our executive officers participated in our 401(k) plan during fiscal 2023 and received matching contributions in accordance with the foregoing methodology.

Retirement Plan and Supplemental Executive Retirement Plan

We formerly maintained a qualified, noncontributory defined benefit retirement plan (the “Qualified Pension Plan”) covering all executive officers and substantially all other employees in the United States employed by us prior to January 1, 2010. Effective January 1, 2010, an amendment to the Qualified Pension Plan discontinued the benefit accruals for salary increases and credited service rendered after December 31, 2009. Our Board subsequently approved the termination of the Qualified Pension Plan, which was completed and finalized during fiscal 2020.

Our executive officers also participated during fiscal 2023 in a Supplemental Executive Retirement Plan (SERP). The SERP is a non-qualified supplemental retirement plan program which essentially mirrored the Qualified Pension Plan described above prior to its termination, but provided benefits in excess of certain limits placed on our Qualified Pension Plan by the Internal Revenue Code. We have created a Rabbi Trust for deposit of the aggregate present value of the benefits under the SERP for our executive officers.

On October 8, 2013, our Board of Directors approved certain amendments to the SERP which revised the benefit calculation formula. Under the SERP, participants now receive the following benefits:

•
Each participant’s accrued benefit on December 31, 2013 was determined as a lump-sum benefit that was credited to an account established for the participant (the “Conversion Account”).
•
STRATTEC will credit 8% of a participant’s base salary and cash bonus each December 31, beginning with December 31, 2014 (the “Company Defined Contribution Account”) to the participant’s account.

•
As amended, the SERP provides a supplemental retirement benefit to each participant consisting of the Conversion Account, the Company Defined Contribution Account and credited interest on each account. The credited interest rate equals 120% of the long-term Applicable Federal Rate published by the Internal Revenue Service (“AFR”) determined each January 1, credited to the balance of each participant’s account.
•
For the Company Defined Contribution Account, STRATTEC will first credit interest as of January 1, 2016. The interest amount is equal to the participant’s Company Defined Contribution Account balance as of December 31, 2014 multiplied by 120% of the long-term AFR for January 2015. The same method to credit interest is used for each subsequent December 31.
•
For the Conversion Account, STRATTEC first credited interest as of January 1, 2015. The interest amount is equal to the participant’s Conversion Account balance as of December 31, 2013 multiplied by 120% of the long-term AFR for January 2014. The same method to credit interest is used for each subsequent December 31.
•
If a participant has a separation from service during the plan year, STRATTEC will credit interest to the participant account(s) on a pro-rata basis.
•
All participants as of December 31, 2013 were deemed to be vested and individuals who began participating in the SERP on or after January 1, 2014 are subject to a five-year vesting schedule.
•
A lump-sum benefit is the only distribution option available under the SERP.
•
Each participant chooses, by having made an election before the date the participant or employee becomes eligible for the Company Defined Contribution Account, whether the Company Defined Contribution Account will be paid six months after the participant’s separation from service or whether half will be paid six months after the participant’s separation from service and the remaining half paid 18 months after the participant’s separation from service.

Potential Payments Upon Termination or Change of Control

As of the end of fiscal year 2024, we had entered into employment agreements and change of control employment agreements with each of our named executive officers (other than Mr. Krejci, who retired effective December 31, 2023) that provide for severance benefits following a termination of employment, as well as provide employment benefits in connection with a change of control (as defined in the change of control agreements).

The employment agreements with our named executive officers provide that if the executive officer’s employment is terminated as a result of the death or disability of such executive officer, then the executive officer (or his or her beneficiary) is entitled to continuation of the executive officer’s then effective base salary for a period of six months after termination and continuation of health and dental coverage for such six month period after termination of employment; provided, that such period may extend up to twelve months in the event of disability under the STRATTEC self-funded short term disability plan made available to all eligible STRATTEC employees. If the executive officer’s employment is terminated by us without cause (as defined in the employment agreements), then the executive officer will be entitled to continuation (1) of the executive officer’s then effective base salary for six months after termination or a maximum of twelve months with each executive officer receiving one month credit for each year of service as an officer of STRATTEC, and (2) of health and dental coverage for such six to twelve month period, as applicable. We believe that these severance benefits are important as a recruiting and retention device and represent reasonable consideration in exchange for the noncompetition, confidentiality and other restrictions applicable to the executive officers under the employment agreements.

Our named executive officers' change of control employment agreements guarantee the executive continued employment following a change of control (as defined in the agreements) on a basis equivalent to the executive's employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change of control. Such agreements become effective only upon a defined change of control of STRATTEC, or if the employee’s employment is terminated upon, or in anticipation of such a change of control, and automatically supersede any existing employment agreement once they become effective. Under these agreements, if during the employment term (three years from the date of the change of control), the employee is terminated other than for cause (as defined in the agreements) or if the employee voluntarily terminates his or her employment for good reason (as defined in the agreements) or during a 30-day window period one year after a change of control, then the executive officer is entitled to specified severance benefits, including (1) a lump sum payment of two times the employee’s annual base salary, (2) a payment equal to the executive officer’s highest annual bonus (which is equal to the highest cash bonus paid to the named executive officer by STRATTEC and its affiliates collectively during the ten fiscal year period immediately preceding the fiscal year during which the change of control has occurred), and (3) continuation of certain fringe and other benefits. Again, we believe that these severance benefits are important as a recruiting and retention device.

The following table sets forth the compensation that each of our named executive officers would have been eligible to receive if the applicable executive officer’s employment had been terminated on the last day of, but prior to, our fiscal year end (June 30, 2024) under circumstances requiring payment of severance benefits as described above other than in connection with a change of control.

Potential Severance Under Employment Agreements

Name (1)	Salary	Benefits (2)	Total
Rolando J. Guillot	$576,000	$31,963	$607,963
Richard P. Messina	$348,000	$21,084	$369,084
Al-Waleed H. Hamdan	$199,500	$18,645	$218,145

(1)
Mr. Krejci retired effective December 31, 2023 and was not employed at the end of our fiscal year end so he was no longer eligible for potential severance payments in connection with a change in control and therefore is not included in the above table.
(2)
The benefits consist of expenses for the continuation of health and dental coverage for a six to twelve month period, as applicable.

The following table sets forth the compensation that each of our named executive officers would have been eligible to receive if the applicable executive officer’s employment had been terminated on the last day of, but prior to, our fiscal year end (June 30, 2024) under circumstances requiring payment of severance benefits as described above in connection with a change of control.

Potential Severance Payments Under Change of Control Agreements

Following a Change of Control

Name (1)	Salary	Bonus (2)	Benefits (3)	Total
Rolando J. Guillot	$1,152,000	$217,945	$63,925	$1,433,870
Richard P. Messina	$696,000	$169,895	$42,169	$908,064
Al-Waleed H. Hamdan	$684,000	$114,859	$63,925	$862,784

(1)
Mr. Krejci retired effective December 31, 2023 and was not employed at the end of our fiscal year end so he was no longer eligible for potential severance payments in connection with a change in control and therefore is not included in the above table.
(2)
The bonus amount is based upon a payment equal to the executive officer’s highest annual collective bonus payments (determined as provided in the applicable change of control agreement) that were paid with respect to a fiscal year of STRATTEC during the ten fiscal year period preceding the year of the change of control event.

(3)
The benefits consist of expenses for the continuation of health and dental coverage for a two year period with respect to named executive officers other than our principal executive officer.

Additionally, our Amended and Restated Stock Incentive Plan also provides for immediate vesting of all outstanding options and the lapse of any forfeiture provisions or other vesting restrictions on outstanding shares of restricted stock upon a change in control of STRATTEC. The following table sets forth the unvested stock options and shares of unvested restricted stock held by our named executive officers as of June 30, 2024 that would become vested in the event of a change in control of STRATTEC.

Name (1)	Number of Shares Underlying Unvested Options	Unrealized Value of Unvested Options (2)	Number of Shares of Restricted Stock that are Unvested	Unrealized Value of Unvested Restricted Stock (3)
Rolando J. Guillot	—	—	6,850	$171,250
Richard P. Messina	—	—	5,650	$141,250
Al-Waleed H. Hamdan	—	—	5,650	$141,250

(1)
Mr. Krejci retired effective December 31, 2023 and was not employed at the end of our fiscal year end so he had no unvested stock options or unvested restricted stock and therefore is not included in the above table.
(2)
Unrealized value equals the closing market value of our Common Stock as of the last trading day prior to our fiscal year end of June 30, 2024, minus the exercise price, multiplied by the number of unvested stock options as of such date. The closing market value of our Common Stock on the last trading day prior to our fiscal year end of June 30, 2024 was $25.00. Any shares subject to unvested stock options where the exercise price exceeds the closing market value of our Common Stock on such last trading day are deemed to have no unrealized value.
(3)
Unrealized value equals the closing market value of our Common Stock as of the last trading day prior to our fiscal year end of June 30, 2024, multiplied by the number of unvested shares of our Common Stock as of such date. The closing market value of our Common Stock on the last trading day prior to our fiscal year end of June 30, 2024 was $25.00.

DIRECTOR COMPENSATION

General Information

During fiscal 2024, each of our non-employee directors received an annual base retainer fee of $48,000 (or a fee of $100,000 with respect to our Board Chair), a fee of $1,500 for each Board meeting attended, and a fee of $1,000 for each committee meeting attended. The respective chairs of the Board committees received additional retainer fees of $15,000 for the Audit Committee and $10,000 for each of the Compensation Committee and the Nominating and Corporate Governance Committee. For fiscal year 2023, our Board Chair was entitled to an annual retainer fee of $100,000. Mr. Stratton served as Board Chair until January 3, 2024, at which time Mr. Liebau was appointed Board Chair. Accordingly, the annual additional Board Chair retainer fee was pro rated between Mr. Stratton and Mr. Liebau for their respective service in fiscal year 2024.

Additionally, for fiscal 2024, each non-employee member of our Board participated in an incentive plan for non-employee members of the Board of Directors, which we call the Team Incentive Plan for STRATTEC SECURITY CORPORATION for participation by Non-employee Members of the Board of Directors. The purpose of this TIPS Bonus Plan for Non-Employee Members of the Board of Directors is to maximize long-term shareholder value by providing incentive compensation to non-employee directors in a form which relates the financial reward to an increase in our value to our shareholders and to enhance our ability to attract and retain outstanding individuals to serve as non-employee directors. The TIPS Bonus Plan for Non-Employee Members of the Board of Directors provides for the payment of a potential cash bonus to each non-employee director equal to the product of (a) 40% of the director’s retainer and meeting fees for the fiscal year, multiplied by (b) a Company Performance Factor. In general, the Company Performance Factor was determined by reference to the level of STRATTEC’s profit before tax (prior to any bonus accruals for the year and after adjusting for non-controlling interests and for other unusual income or expense items) for the year in excess of a hurdle amount set by the Compensation Committee each year and subject to a maximum payout amount each year equal to 200% of the target amount. For fiscal 2024, the hurdle amount was set at $12 million of profit before tax (before bonus expense and after non-controlling interest and as adjusted for unusual income or expense items). For fiscal 2024, the Company Performance Factor was 1.05, based on the Corporation's fiscal year 2024 adjusted pre-tax income (before bonus expense and excluding non-controlling interest profit) of $24.6 million, resulting in the bonus payments to non-employee directors in the amounts shown under the Non-Equity Incentive Plan Compensation column of the below table.

Our non-employee directors are also eligible participants under our Amended and Restated Stock Incentive Plan and are entitled, subject to the discretion of our Compensation Committee, to receive awards under that plan. Under the terms of this plan, and as approved by the Compensation Committee, our non-employee directors received on August 23, 2023 a grant of 2,100 shares of restricted stock, equaling approximately $46,500 based on the market value of our Common Stock on the date of the grant of the award, in arrears for their prior year's service. These shares of restricted stock vest one-third each year over a three year period on the anniversary of the grant date and have all the rights of our shares of Common Stock (including voting rights), other than the right to receive cash dividends while such shares are not vested. These shares of restricted stock had a grant date fair value per share of $22.16 as determined pursuant to FASB Accounting Standards Codification Topic 718.

During fiscal 2024, the Compensation Committee retained PayGovernance as the independent compensation consultant to the Committee, the Board, and the Corporation. PayGovernance surveyed non-employee director compensation data from a group of peer companies as part of its engagement. The survey results revealed that the overall compensation level of our directors was below the median compensation of non-employee directors of the peer companies and that the Corporation's prior practice of including incentive compensation for independent directors was inconsistent with peer practice. Accordingly, our Compensation Committee recommended, and our Board of Directors approved, revising the structure and amounts of non-employee director compensation effective at the commencement of fiscal year 2025 on July 1, 2024. Each non-employee director will receive with respect to their fiscal year 2025 service an annual retainer fee of $170,000, payable $85,000 in cash, quarterly in arrears, and $85,000 in restricted stock or restricted stock units, generally to be awarded on the day of the annual meeting of shareholders subject to vesting on the date of the following year’s annual meeting of shareholders at the completion of the non-employee directors’ elected terms. During the initial year of this Non-Employee Director Compensation Program, non-employee directors shall be provided two equity based grants to reflect the transition from the Corporation’s past practice of providing equity based director awards in arrears, so that in fiscal year 2025, each non-employee director will receive one equity based grant in the amount of $50,000 that vests immediately with respect to the director’s 2024 fiscal year’s service, and one equity based grant in the amount of $85,000 that will vest at the next annual shareholder meeting based on the upcoming year’s service. In connection with these changes, it was also determined that non-employee directors would not participate in the former TIPS Bonus Plan for Non-Employee Members of the Board of Directors.

Non-employee directors with significant additional duties shall receive the following additional annual retainers for fiscal year 2025: (i) $60,000 for the Chair of the Board of Directors; (ii) $20,000 for the Chair of the Audit Committee, and (iii) $15,000 for the Chairs of the Compensation and Nominating and Corporate Governance Committees.

Director Summary Compensation Table

The following table summarizes the compensation of all of our non-employee directors for fiscal year 2024.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Tina Chang	$87,500	$46,500	$36,750	$—	$170,750
Thomas W. Florsheim, Jr.	$84,500	$46,500	$35,490	$—	$166,490
Bruce M. Lisman (2)	$67,500	$—	$28,350	$—	$95,850
F. Jack Liebau, Jr. (2)	$77,861	$—	$32,701	$—	$110,562
Harold M. Stratton II	$67,025	$46,500	$28,150	$—	$141,675

David R. Zimmer $ 87,500 $ 46,500 $ 36,750 $ — $ 170,750

(1)
The amounts in this column reflect the dollar value of long-term equity based compensation awards granted pursuant to the terms of our Amended and Restated Stock Incentive Plan during the fiscal year. These amounts equal the grant date fair value of shares of restricted stock, computed in accordance with FASB Accounting Standards Codification Topic 718. Assumptions used in the calculation of the grant date fair value are included under the caption “Accounting for Stock-Based Compensation” in the Notes to our Consolidated Financial Statements in the fiscal year 2024 Annual Report on Form 10-K filed with the Commission on September 5, 2024 and such information is incorporated herein by reference.
(2)
Mr. Liebau and Mr. Lisman were each first elected to the Board of Directors at the 2023 Annual Meeting of Shareholders on October 10, 2023, and therefore did not receive the annual grant of shares of restricted stock on August 23, 2023 in arrears for the prior year's service.

PAY VERSUS PERFORMANCE DISCLOSURE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation actually paid ("CAP") to our principal executive officer ("PEO") and our non-PEO named executive officers ("Non-PEO NEOs") and certain financial performance of the Corporation. For further information concerning the of our financial performance metrics for each of the past three fiscal years.

Amounts included as CAP do not represent the value of cash compensation and equity awards actually received by our PEO and Non-PEO NEOs but instead are amounts calculated pursuant to Commission rules and which result in adjustments to the amounts reported above in the summary compensation table. For further information concerning the Corporation's pay-for-performance philosophy and how we seek to align executive compensation with performance, refer to “Executive Compensation.” Our Compensation Committee did not consider the following Pay Versus Performance analysis and disclosures in making compensation decisions with respect to any fiscal year shown below.

Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for the PEO (1)	Compensation Actually Paid to PEO ($) (2) (3)	Average Summary Compensation Total for Non- PEO NEOs(1) (4)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (TSR) (5)	Net (Loss) Income (6)
2024	$766,660	$764,113	$585,006	$625,550	$131.58	$16,313,000
2023	$803,267	$664,603	$635,177	$556,471	$41.12	$(6,670,000)
2022	$809,359	$610,464	$492,784	$420,780	$74.81	$7,016,000

(1)
The dollar amounts reported in this column are the amount of total compensation reported in the “Total” column of the Summary Compensation Table for the 2024, 2023 and 2022 fiscal years for the person serving as our PEO for such applicable year. The individuals included as our PEO and Non-PEOs for each applicable fiscal year are set forth in the following table (note that during fiscal year 2024, Mr. Krejci served as our PEO for six months until his retirement on December 31, 2023 and Mr. Guillot served as our interim PEO for six months from January 1, 2024 through June 30, 2024 so the information provided for our PEO for fiscal year 2024 is based on their pro rated amounts reported in the "Total" column of the Summary Compensation Table):

Fiscal Year	PEO	Non-PEO Named Executive Officers
2024	Krejci/Guillot	Richard Messina, Al-Waleed Hamdan
2023	Frank Krejci	Patrick Hansen, Rolando Guillot, Richard Messina

(2)
The dollar amounts reported in this column represent the amount of CAP for our PEO as computed in accordance with Item 402(v) of Regulation S-K.

(3)
The following table provides the adjustments to the Summary Compensation Table “Total” compensation column to determine our PEO's CAP and our Non-PEO NEOs average CAP:

	2024		2023		2022
	PEO ($)	Average for Non-PEO NEOs ($)	PEO ($)	Average for Non-PEO NEOs ($)	PEO ($)	Average for Non-PEO NEO ($)
Summary Compensation Table Total:	766,660	585,006	803,267	635,177	809,359	492,784
Adjustments:
Deduction for Amounts Reported in the “Stock Awards” Column in the Summary Compensation Table:	(94,734)	(69,804)	(154,734)	(62,197)	(214,965)	(139,095)
Increase for fair value of awards granted during the covered fiscal year that remain outstanding and unvested as of the covered fiscal year end:	43,125	78,750	92,514	38,094	168,300	108,900
Increase (deduction) for year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end:	11,662	19,208	(75,786)	(44,580)	(49,995)	(33,330)
Increase (deduction) for change in vesting date fair value of awards granted during the prior fiscal years that vested during the covered fiscal year compared to fair value of awards of prior fiscal year end:	37,400	12,390	(658)	(10,023)	(12,613)	(8,479)
Total Adjustments:	(2,547)	40,544	(138,664)	(78,706)	(109,273)	(72,004)
Compensation Actually Paid:	764,113	625,550	664,603	556,471	610,464	420,780

(4)
The dollar amounts reported in this column represent the average of the amounts reported for our Non-PEO named executive officers as a group in the “Total” column of the Summary Compensation Table in each applicable year.
(5)
The amounts reported in this column reflect our cumulative TSR, assuming an initial fixed $100 investment in our Common Stock starting June 27, 2021 through the end of each listed fiscal year. Cumulative TSR is calculated by dividing the sum of cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period. No dividends were paid on our Common Stock during either fiscal 2024 or 2023.
(6)
The dollar amounts reported represent the amount of net (loss) income attributable to STRATTEC’s shareholders as reflected in our consolidated audited financial statements for each applicable year.

Relationship Between Compensation Actually Paid and Performance Measures

As described above under “Executive Compensation,” STRATTEC generally seeks to (1) provide strong financial incentives, at reasonable cost, for positive financial performance and enhanced value of our shareholders’ investment and (2) use cash bonus plans to recognize positive short-term performance and equity based plans to support the long-term needs and goals of STRATTEC and our shareholders. We, therefore, do not specifically align our performance measures with “compensation actually paid” as determined under Item 402(v) of Regulation S-K for a particular fiscal year. Nonetheless, in accordance with such rule we are providing the following descriptions of the relationships between information presented in the above Pay Versus Performance Table.

The following charts illustrate how “compensation actually paid” as determined under Item 402(v) of Regulation S-K to our PEO and the average “compensation actually paid” to our non-PEO NEOs aligns with our financial performance as measured by our TSR and our net income (loss) for the past three fiscal years:

Compensation Actually Paid and Net (Loss) Income:

Compensation Actually Paid and Cumulative TSR:

All information provided above under the “Pay Versus Performance Disclosure” heading will not be deemed to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions

During fiscal 2024, other than as described above under Executive Compensation and Director Compensation, STRATTEC did not engage in any related party transactions within the meaning of the rules of the Commission.

Review and Approval of Related Person Transactions

The charter for our Audit Committee provides that one of the responsibilities of our Audit Committee is to review and approve related party transactions in accordance with the listing standards or requirements of the NASDAQ Stock Market. Although we do not currently have a formal written set of policies and procedures for the review, approval or ratification of related person transactions, we do have written procedures in place to identify related party transactions that may require Audit Committee approval. These procedures include annual submission of director and officer questionnaires. Where a related party transaction is identified, the Audit Committee reviews and, where appropriate, approves the transaction based on whether it believes that the transaction is at arm’s length and contains terms that are no less favorable than what we could have obtained from an unaffiliated third party.

PROPOSAL 3: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Proposal

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Commission rules and regulations (and consistent with the similar proposal on executive compensation submitted to our shareholders in connection with previous shareholder annual meetings), our Board of Directors has authorized a non-binding advisory shareholder vote to approve the compensation of our named executive officers as reflected in the Executive Compensation section of this Proxy Statement, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other executive compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay programs and policies.

We believe that our compensation policies and procedures, which are reviewed and approved by our Compensation Committee, are designed to align our executive officer’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are important to our continued success. Our Compensation Committee periodically reviews and approves our compensation policies and procedures, and periodically reviews our executive compensation programs and takes any steps it deems necessary to continue to fulfill the objectives of our compensation programs.

Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation programs. These programs have been designed to promote a performance-based culture which aligns the interests of our named executive officers and other senior managers with the interests of our shareholders. This includes annual incentive cash compensation based on the named executive officers achieving their individual goals and objectives and STRATTEC achieving specified financial performance measures. A substantial portion of our named executive officers’ compensation is also based on equity awards with long-term vesting requirements.

Accordingly, shareholders are being asked to vote on the following resolution:

“Resolved, that the compensation paid to STRATTEC’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission

(including pursuant to Item 402 of Regulation S-K), including the compensation tables and narrative discussion, is hereby approved by the shareholders of STRATTEC SECURITY CORPORATION.”

Because this shareholder vote is advisory, it will not be binding on the Board of Directors. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

If a quorum exists, the approval of the non-binding advisory proposal on our executive compensation described in this Proxy Statement requires the votes cast, in person or by proxy, and entitled to vote thereon, for this proposal to exceed the votes cast against this proposal. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” Proposal 3 to adopt the resolution approving the compensation of our named executive officers

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information, as of June 30, 2024, for our Amended and Restated Stock Incentive Plan. This plan has been approved by STRATTEC’s shareholders.

Plan Category	Number of Common Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	8,070	$79.73	361,085
Equity compensation plans not approved by shareholders	—	—	—
Total	8,070	$79.73	361,085

PROPOSAL 4: APPROVAL AND ADOPTION OF THE STRATTEC SECURITY CORPORATION 2024 EQUITY INCENTIVE PLAN

On August 20, 2024, the Board unanimously adopted, subject to approval by our shareholders, the STRATTEC Security Corporation 2024 Equity Incentive Plan (the “2024 Plan”). In this Proposal 4, we are asking our shareholders to approve the 2024 Plan, as proposed, including to authorize the issuance of up to 550,000 shares of the Corporation’s common stock pursuant to awards under the 2024 Plan and to authorize the grant of options that qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

The Corporation currently maintains one equity-based incentive plan, the STRATTEC Security Corporation Stock Incentive Plan, as amended and restated effective August 19, 2020 and most recently amended effective August 24, 2023 (the “Stock Incentive Plan”). The following describes the total shares which may be delivered under the Stock Incentive Plan pursuant to awards outstanding under the Stock Incentive Plan as of September 5, 2024. As of September 5, 2024, the most recently available date before this proxy statement, 4,102,852 shares of our common stock were outstanding. The number of outstanding shares will not materially change between September 5, 2024 and the date of the 2024 Annual Meeting on October 23, 2024. Total shares subject to outstanding awards under the Stock Incentive Plan as of September 5, 2024 were 76,625 (approximately 1.9% of the Corporation’s outstanding shares), comprised of the following:

•
Outstanding options: None
•
Outstanding stock appreciation rights: None
•
Outstanding and unvested shares of restricted stock: 76,625

No information is provided regarding the weighted average exercise price and term of stock options or stock appreciation rights because no options or stock appreciation rights remained outstanding as of September 5, 2024.

No new awards have been or will be granted under the current Stock Incentive Plan after September 5, 2024, unless the 2024 Plan is not approved by shareholders. Accordingly, upon the effectiveness of the 2024 Plan, (i) no further awards will be granted under the Stock Incentive Plan, and (ii) any awards granted under the Stock Incentive Plan prior to September 5, 2024 will remain outstanding under the Stock Incentive Plan and will continue to vest and/or become exercisable in accordance with their original terms and conditions. In addition, any shares that had remained available for future issuance under the Stock Incentive Plan as of September 5, 2024 will be cancelled upon the effectiveness of the 2024 Plan. As of September 5, 2024, the number of shares that otherwise remained available for future awards under the Stock Incentive Plan that are no longer available for future awards (assuming the 2024 Plan is approved by shareholders) totaled 334,655.

The aggregate number of shares requested to be available for grants of awards under the 2024 Plan is 550,000, all of which may be granted pursuant to incentive stock options. In determining the number of shares to request for issuance under the 2024 Plan, we considered we considered the dilutive impact of the number of awards granted and earned under the Stock Incentive Plan over recent years, which we believe has been well-managed. We also considered the impact of intended future grants under the 2024 Plan consistent with our evolving incentive compensation philosophy to be more consistent with peer company practices.

Purpose

The purpose of the 2024 Plan is to promote the Corporation’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The 2024 Plan also is intended to encourage participants to acquire ownership interests in the Corporation, attract and retain talented employees, directors and key consultants, and enable participants to participate in the Corporation’s long-term growth and financial success. The 2024 Plan serves these purposes by making awards available for grant to eligible participants in the form of: nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards, in each case, together with the related rights and interests therein.

Corporate Governance Practices

The 2024 Plan includes a number of provisions that we believe reflect best practices and protect the interests of the Corporation’s shareholders. Those provisions include:

•
No discounted options or stock appreciation rights. As described below, options and stock appreciation rights may not be granted with an exercise price that is less than the fair market value of a share on the date of grant. On September 5, 2024, the fair market value of a share was $35.42.
•
No repricing without shareholder approval. As described below, the 2024 Plan does not permit the “repricing” of options or stock appreciation rights without shareholder approval.
•
Minimum vesting requirements. Except in limited circumstances, awards granted under the 2024 Plan must meet certain minimum vesting requirements. In general, no award will vest prior to the first anniversary of its grant date.
•
No annual “evergreen” provision. The 2024 Plan provides a specific maximum share limitation and does not provide for an annual, automatic increase in the number of shares available for future awards.
•
Other good governance provisions (as described further hereinbelow):
o
No liberal share recycling,
o
Award limits for non-employee directors,
o
No receipt of dividends unless and until underlying awards vest,
o
No liberal “Change in Control” definition and double-trigger vesting upon a Change in Control,
o
No transferability of awards,
o
No tax gross-ups,
o
Subject to STRATTEC’s Clawback policy

Summary of the 2024 Equity Incentive Plan

The following is a summary of the material terms of the 2024 Plan, which is qualified in its entirety by reference to the 2024 Plan, the complete text of which is attached to this proxy statement as Appendix A. We urge you to read the 2024 Plan in its entirety.

Effect on Other Plans. As described above, the 2024 Plan will replace the Stock Incentive Plan. If the 2024 Plan is approved, the 76,625 shares of restricted stock outstanding under the Stock Incentive Plan will continue to vest according to the related award agreements. The 334,655 shares that have not yet been awarded under the Stock Incentive Plan will no longer be available under the Stock Incentive Plan. All future awards will be made under the 2024 Plan and no additional awards will be made under the Stock Incentive Plan.

Administration. The Compensation Committee will administer the 2024 Plan and will have full power and authority to:

•
Interpret the 2024 Plan and any award agreement issued thereunder;
•
Establish, amend, and rescind any rules and regulations relating to the 2024 Plan;
•
Select participants;
•
Determine the type(s) of awards to be granted to participants;
•
Establish the terms and conditions of any award consistent with the terms and conditions of the 2024 Plan, including when the award may vest and, if applicable, be exercised; and
•
Make any other determinations that it deems necessary or desirable for the administration of the 2024 Plan.

The Compensation Committee may delegate its authority to the management of the Corporation to grant awards to certain eligible employees. The Compensation Committee also may delegate any ministerial duties associated with the 2024 Plan to any person it seems appropriate, except any duties that it is required to discharge comply with applicable law and its authority to grant awards to any participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Any decision of the Compensation Committee in the interpretation and administration of the 2024 Plan will be made in the Compensation Committee’s sole and absolute discretion and will be final, conclusive, and binding on all participants and other persons.

Eligibility. The Compensation Committee may select any employees of the Corporation and its affiliates, any non-employee directors and any key consultants of the Corporation and its affiliates to receive awards under the 2024 Plan. As of June 30, 2024, there were approximately 3,365 employees of the Corporation and its affiliates, six non-employee directors of the Corporation, and no key consultants of the Corporation and its affiliates who would be eligible to receive awards under the 2024 Plan.

Types of Awards

In General. When an award is granted under the 2024 Plan, the Compensation Committee will establish the terms and conditions of that award, including any time-based or performance-based vesting conditions. Those terms and conditions will be contained in an award agreement.

Except in limited circumstances, awards granted under the 2024 Plan must meet certain minimum vesting requirements. In general, no award will vest prior to the first anniversary of its grant date (for non-employee director awards, such one year period will run from the date of one annual shareholder meeting to the next annual shareholder meeting, provided that those meetings are at least 50 weeks apart). However, the Compensation Committee may grant awards covering up to 5% of the shares available for issuance under the 2024 Plan without regarding to the minimum vesting requirements. In addition, the minimum vesting requirements are not required to apply, as determined by the Compensation Committee, in the case of a participant’s death or disability, a participant’s termination due to retirement, a participant’s termination without cause (as defined in the 2024 Plan), or a participant’s resignation for good reason (as defined in the 2024 Plan).

Options. An option gives a participant the right to acquire a specified number of shares at an exercise price determined at the time of grant. Options may be granted as “incentive stock options” or “nonqualified stock options”. The exercise price of an option must be at least equal to the fair market value of a share (i.e., the closing price of the Corporation’s Shares on Nasdaq or any other exchange on which the Shares are then trading) on the date the option is granted. The exercise price of an option may be paid in any method approved by the Compensation Committee, including in cash, by tendering previously-acquired shares, by a cashless exercise, any combination of the foregoing. The Compensation Committee will determine the term of the option (which may not exceed ten years from the grant date), the vesting conditions and any other terms and conditions of the option, all of which will be stated in the award agreement. Incentive stock options may only be granted to employees and must comply with other requirements, including those contained in Section 422 of the Internal Revenue Code.

Stock Appreciation Rights. A stock appreciation right gives the participant a right to receive the difference between the fair market value of a share on the date of exercise over the exercise price of the stock appreciation right. The exercise price of any stock appreciation right must be at least equal to the fair market value of a share on the date the stock appreciation right is granted. The Compensation Committee will determine the term of the stock appreciation right (which may not exceed ten years from the grant date), the vesting conditions, and any other terms and conditions of the stock appreciation right, all of which will be stated in the related award agreement.

Restricted Stock. Restricted stock consists of a number of shares granted to a participant subject to limitations on transferability and a risk of forfeiture if certain terms and conditions are not met. These restrictions may include time- or performance-based restrictions, as determined by the Compensation Committee and stated in the related award agreement. Unless otherwise provided in the award agreement, a participant who has been granted restricted stock will have the right to vote the restricted stock during the restriction period and receive dividends paid with respect to the shares of restricted stock, provided that such dividends will be subject to the same terms and conditions, including vesting, as the restricted stock with respect to which they are paid.

Restricted Stock Units. Each restricted stock unit represents an unfunded and unsecured promise to deliver shares, cash or a combination thereof at the end of a specified deferral period subject to limitations on transferability and a risk of forfeiture if certain terms and conditions are not met. These restrictions may include time- or performance-based restrictions, as determined by the Compensation Committee and stated in the related award agreement. A participant will have no rights as a shareholder with respect to shares underlying restricted stock units. Restricted stock units may be granted with rights to receive dividend equivalents, provided that the right to receive such dividend equivalents will be subject to the same terms and conditions, including restrictions, as the restricted stock units to with respect to which they are paid.

Other Stock-Based Awards. Other stock-based awards are awards valued in whole or in part by reference to, or otherwise based on, the fair market value of a share. Other stock-based awards may include unrestricted shares. The Compensation Committee will determine the terms of any other stock-based award, including any vesting conditions, all of which will be stated in the related award agreement. Other stock-based awards may be granted with rights to receive dividend equivalents paid on the shares to which the award relates; provided that the right to receive such dividend equivalents will be subject to the same terms and conditions, including restrictions, as the award to which they relate.

Non-Employee Director Awards. The Board may provide that awards granted to non-employee directors will be granted pursuant to a written nondiscretionary formula established by the Board, subject to the limitations of the 2024 Plan. That policy will set forth the type of awards to be granted to non-employee directors, the number of shares subject to the awards, and the terms and conditions of such awards. The maximum aggregate grant date fair value of awards granted to a non-employee director during any fiscal year will be $250,000.

Cash-Based Awards. Long-term cash awards represent the right to receive a cash payment if certain terms and conditions are satisfied. These terms and conditions may include time- or performance-based terms and conditions, as determined by the Compensation Committee and stated in the related award agreement.

Performance-Based Awards. Awards granted under the 2024 Plan may be granted subject to satisfaction or attainment of performance criteria. The Compensation Committee may select any performance criteria it deems appropriate. Different performance criteria may be applied to individual participants or to groups of participants and may be based on the results achieved individually or collectively by the Corporation, one or more of its affiliates, one or more of their respective divisions or business units, or any combination thereof. In addition, performance objectives may be measured on an absolute basis or measured relative to selected peer companies or indices. The Compensation Committee may issue a performance-based award to any participant.

Shares Available for Awards

Share Pool. Subject to the adjustments discussed below, the aggregate number of shares available for the grant of awards under the 2024 Plan will be 550,000, all of which may be granted with respect to incentive stock options. Shares issued under the 2024 Plan may consist of treasury shares, authorized but unissued shares, or shares purchased on the open market.

Share Usage. When an award is granted, the number of shares available for issuance under the 2024 Plan will be reduced by the number of shares subject to such award. Notwithstanding the reduction described in the preceding sentence, the following shares may be again available for issuance as awards:

•
Shares covered by an award that expires or is forfeited, cancelled, surrendered, or otherwise terminated without the issuance of shares;
•
Shares covered by an award that is settled only in cash; and
•
Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become participants in the 2024 Plan as the result of a merger, consolidation, acquisition, or other corporate transaction involving such company and the Corporation or any of its affiliates.

In no event shall any of the following shares again become available for issuance as awards under the 2024 Plan: (i) shares not issued or delivered as a result of the net settlement of an option or a stock appreciation right that is settled in shares; (ii) shares tendered or withheld to pay the exercise price of an award; (iii) shares tendered or withheld to pay the withholding taxes related to an award; and (iv) shares repurchased on the open market with the proceeds of an option exercise.

Adjustments. In the event of any share dividend, share split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or any other change affecting the shares, the Compensation Committee will make such substitutions and adjustments as it deems equitable and appropriate to the aggregate number of shares that may be issued under the 2024 Plan, any share-based limits imposed under the 2024 Plan and the exercise price, number of shares and other terms or limitations applicable to outstanding awards. Any adjustment must comply, to the extent applicable, with Section 409A of the Internal Revenue Code.

Share Price. On September 5, 2024, the closing price of the Corporation’s shares on Nasdaq was $35.42.

Effect of Termination of Employment or Service

The Compensation Committee will determine the extent to which an award will vest and/or the extent to which a participant will have the right to exercise or receive settlement of the award on or following the participant’s termination of employment or service with the Corporation and any of its affiliates. If the award agreement does not specify the effect of a participant’s termination of employment or services, the following generally will apply:

Death, Disability or Retirement. Except as otherwise specified in the related award agreement, in the event of a participant’s death, disability, or retirement (as such terms are defined in the 2024 Plan): (1) all options or stock appreciation rights (whether or not exercisable) may be exercised for a period of one year following the date of death, disability or retirement (provided that any incentive stock option exercised more than three months following a participant’s retirement will be treated as a nonqualified stock option), but in no event beyond the original term of the award; (2) all other unvested awards will become fully vested, provided, that vesting of performance-based awards will be determined by the Compensation Committee; and (3) all awards that do not vest as described in (1) and (2) shall terminate and be forfeited as of the date of death, disability or retirement.

Termination for Cause. If a participant is terminated for cause (as such term is defined in the 2024 Plan), all awards, whether or not vested and/or exercisable, will terminate and be forfeited as of the date of termination.

Other Terminations. If a participant terminates for any other reason: (1) all exercisable options and stock appreciation rights may be exercised for a period of three months following the date of termination, but in no event beyond the remainder of the term of such award; and (2) all unexercisable and all unvested awards will terminate and be forfeited as of the date of termination.

Change of Control

In the event of a change of control (as such term is defined in the 2024 Plan), except as otherwise provided in the related award agreement, the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any such awards, including, without limitation: (1) the payment of a cash amount in exchange for the cancellation of an award, and/or (2) the issuance of substitute awards that substantially preserve the value, rights and benefits of any awards affected by the change of control. Generally, if within three months prior to or within 24 months following a change of control, a participant experiences an involuntary termination initiated by the Corporation or an affiliate for reasons other than cause or a termination for good reason (as such terms are defined in the 2024 Plan), all outstanding awards will become immediately exercisable and vested, provided, that performance-based awards will be become vested as though the performance criteria were satisfied or attained, including at the “target” level of performance.

Other Terms and Conditions

Clawbacks and Compensation Recovery. Awards granted under the 2024 Plan will be subject to recoupment in accordance with the Corporation’s clawback policy. In addition, the Compensation Committee may impose other clawback, recovery or recoupment provisions in an award agreement as the Compensation Committee determines is necessary or appropriate, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause (as determined by the Compensation Committee).

Non-Transferability. Except as otherwise provided in a related award agreement, an award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. During a participant’s lifetime, only the participant or their guardian or legal representative may exercise an award.

No Rights as a Shareholder. Except as otherwise provided in the 2024 Plan or in a related award agreement, a participant will not have any rights as a shareholder with respect to shares covered by an award unless and until the participant becomes the record holder of such shares.

No Repricing. Except for certain adjustments under the 2024 Plan as discussed above, the 2024 Plan expressly prohibits the Board or Compensation Committee from amending the terms of an outstanding award to reduce the exercise price of an outstanding option or stock appreciation right or cancel an outstanding option or stock appreciation right in exchange for cash or other awards (including options or stock appreciation rights) having an exercise price less than the exercise price of the original option or stock appreciation right, without shareholder approval.

Effective Date and Term. The 2024 Plan will become effective upon its approval by the shareholders and, unless earlier terminated, will continue until the tenth anniversary of the date of its approval by the shareholders. The Compensation Committee may not grant any incentive stock options after August 20, 2034, which is the tenth anniversary of the date the 2024 Plan was approved by the Board.

Amendment or Termination

The Board or Compensation Committee may amend or terminate the 2024 Plan at any time, except that no amendment or termination may be made without shareholder approval if the amendment materially increases the benefits accruing to participants under the 2024 Plan, the amendment materially increases the aggregate number of shares authorized for grant under the 2024 Plan (except for adjustments permitted under the 2024 Plan, as discussed above), the amendment materially modifies the eligibility requirements for participation in the 2024 Plan, or shareholder approval is required by any applicable law, regulation, or stock exchange rule. In general, no amendment or termination of the 2024 Plan or an award agreement will adversely affect in any material way any outstanding award previously granted under the 2024 Plan, without the consent of the affected participant.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to awards made under the 2024 Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the applicable U.S. federal income tax laws or regulations. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant is advised to consult with their tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2024 Plan.

Incentive Stock Options. Incentive stock options are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when an incentive stock option is granted and the Corporation will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an incentive stock option provided that the participant was, without a break in service, an employee of the Corporation or a subsidiary corporation (within the meaning of Section 424 of the Internal Revenue Code) during the period beginning on the grant date of the incentive stock option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to disability).

If the participant does not sell or otherwise dispose of the shares acquired upon the exercise of an incentive stock option within two years from the grant date of the incentive stock option or within one year after the participant receives the shares, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and the Corporation will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of: (1) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Corporation will be entitled to a corresponding deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The rules that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Nonqualified Stock Options. A participant will not recognize taxable income when a nonqualified stock option is granted, and the Corporation will not receive a deduction at that time. However, when a nonqualified stock option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares that the participant purchased on the date of exercise over the exercise price. If a participant uses shares or a combination of shares and cash to pay the exercise price of a nonqualified stock option, the participant will recognize ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a nonqualified stock option is exercised, the Corporation will be entitled to a deduction equal to the ordinary income that the participant recognizes. In the event of the disposition of the acquired shares, any additional gain or loss generally will be taxed to the participant as either short-term or long-term capital gain or loss depending on how long the shares were held.

Stock Appreciation Rights. A participant will not recognize taxable income when a stock appreciation right is granted, and the Corporation will not receive a deduction at that time. When a stock appreciation right is exercised, the participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares the participant receives over the aggregate exercise price of the stock appreciation right, if any, and the Corporation will be entitled to a corresponding deduction.

Restricted Stock. Unless a participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when restricted stock is granted, and the Corporation will not receive a deduction at that time. Instead, the participant will recognize ordinary income when the restricted stock vests (i.e., when the underlying shares are either freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the restricted stock, and the Corporation generally will be entitled to a deduction equal to the ordinary income that the participant recognizes. In the event of any subsequent disposition of the shares, any additional gain or loss generally will be taxed to the participant as either short-term or long-term capital gain or loss depending on how long the shares were held.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares subject to the restricted stock award on the grant date, and the Corporation will be entitled to a deduction equal to the ordinary income that the participant recognizes at that time. The participant will not recognize income when (and if) the restricted stock vests. In the event of any subsequent disposition of the shares, any additional gain or loss generally will be taxed to the participant as either short-term or long-term capital gain or loss depending on how long the shares were held.

Restricted Stock Units. A participant will not recognize taxable income when restricted stock units are granted, and the Corporation will not receive a deduction at that time. When restricted stock units vest and are settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the shares the participant receives at the time of settlement, and the Corporation will be entitled to a corresponding deduction.

Non-Employee Director Awards. The U.S. federal income tax consequences relating to a non-employee director award will depend on the form of such awards.

Other Stock-Based Awards. The U.S. federal income tax consequences relating to an other stock-based award will depend on the form of such awards.

Cash Awards. In general, a participant will not recognize taxable income at the time a cash award is granted, and the Corporation will not be entitled to a deduction at that time. The participant will recognize ordinary income when the cash award is settled equal to the amount of the cash received, and the Corporation will be entitled to a corresponding deduction.

Sections 280G and 4999 of the Internal Revenue Code. Sections 280G and 4999 of the Internal Revenue Code impose certain penalties on “excess parachute payments.” An excess parachute payment occurs when payments are made to a “disqualified individual” (as defined under Section 280G of the Internal Revenue Code) in connection with a change of control in an amount equal to or greater than three times the disqualified individual’s taxable compensation averaged over the five calendar years ending before the change of control (or over the entire period of employment if the participant has been employed less than five calendar years). This average is called the “base amount”. The excess parachute payment is the amount by which the payments exceed the participant’s base amount.

Excess parachute payments subject the disqualified individual to a 20% excise tax. This tax is in addition to other federal, state and local income, wage and employment taxes. The Corporation may not deduct the amount of any excess parachute payment. Unless specified otherwise in a related award agreement or in another written agreement between the participant and the Corporation or any affiliate, any payments under the 2024 Plan that may be subject to the loss of deduction or excise tax imposed by Sections 280G or 4999 of the Internal Revenue Code will be reduced to the maximum amount that can be paid without resulting in a loss of deduction or the imposition of an excise tax.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code (“Section 409A”) provides rules for amounts deferred under certain nonqualified deferred compensation arrangements. If applicable, Section 409A also imposes penalties (including an additional 20% tax) in the event such compensation fails to comply with Section 409A. Awards granted under the 2024 Plan are intended to either comply with or be exempt from the requirements of Section 409A. The Corporation does not warrant the tax treatment of any awards under Section 409A or otherwise.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code imposes an annual $1,000,000 limit on the tax deduction allowable for compensation paid in any one year to a “covered employee” of the Corporation.

New Benefits Under the 2024 Plan

Although the participants to be granted awards and the amount and nature of the awards to be granted to a particular participant under the 2024 Plan are within the discretion of the Compensation Committee, if the 2024 Plan is approved by the Corporation’s shareholders at the 2024 Annual Meeting, the following awards will be made promptly after the 2024 Annual Meeting:

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As previously described in the Current Report on Form 8-K filed by the Corporation on June 14, 2024, the Corporation has agreed to grant to Ms. Slater (i) an initial award of restricted stock or restricted stock units with a value of $1,000,000 as a “Sign On Equity Grant”, which will vest in the aggregate in three equal installments on July 1, 2025, 2026, and 2027, subject to Ms. Slater’s continued employment as President and Chief Executive Officer of the Corporation on each applicable anniversary, and (ii) with respect to fiscal year 2025, Ms. Slater will receive a grant or grants of restricted stock or restricted stock units with a target aggregate value of $1,300,000; and
•
As previously described in the Current Report on Form 8-K filed by the Corporation on June 14, 2024, each non-employee director will receive two awards of restricted stock or restricted stock units with a value of $85,000 each, (i) one which will vest immediately with respect to the directors’ prior year of service in lieu of the prior practice of the Corporation to provide annual grants of restricted stock to our non-employee directors in arrears, and (ii) the second of which will vest in one year with respect to the directors’ upcoming year of service.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE STRATTEC SECURITY CORPORATION 2024 EQUITY INCENTIVE PLAN.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE

COMMISSION ON FORM 10-K

We are required to file an annual report, called a Form 10-K, with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended June 30, 2024 will be made available, without charge, to any person entitled to vote at the Annual Meeting. The written request related to the foregoing should be directed to Dennis Bowe, Office of the Corporate Secretary, STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209.

SHAREHOLDER PROPOSALS

Any shareholder who desires to submit a proposal for inclusion in our 2024 Proxy Statement in accordance with Rule 14a-8 must submit the proposal in writing to Dennis Bowe, Chief Financial Officer and Secretary, STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. We must receive a proposal by June 26, 2025 (120 days prior to the anniversary of the 2024 Annual Meeting) in order to consider the proposal for inclusion in our 2024 Proxy Statement.

Shareholder proposals that are not intended to be included in the proxy materials for the 2025 Annual Meeting of Shareholders, but that are to be presented by a shareholder from the floor are subject to advance notice provisions in our By-laws. According to our by-laws, in order to be properly brought before the meeting, a proposal not intended for inclusion in our proxy materials must be received at our principal offices no later than July 25, 2024, which is 90 calendar days prior to the anniversary of this year’s meeting date. The notice must set forth the information in Section 2.01 of our By-laws. If the notice does not comply with the requirements set forth in our by-laws, the chairman of the meeting may refuse to acknowledge the matter. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2024 Annual Meeting of Shareholders will have the right to exercise discretionary voting power with respect to such proposal.

In addition to satisfying the notice requirements under our by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 25, 2025, 90 calendar days prior to the anniversary of the 2024 Annual Meeting.

OTHER MATTERS

Our directors know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

BY ORDER OF THE BOARD OF DIRECTORS
STRATTEC SECURITY CORPORATION

Dennis Bowe, Secretary

Milwaukee, Wisconsin

September [20], 2024

Appendix A

STRATTEC SECURITY CORPORATION
2024 EQUITY INCENTIVE PLAN

The purpose of the Plan is to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented employees, directors and key consultants, and enable Participants to participate in the Company’s long-term growth and financial success.

ARTICLE I

DEFINITIONS

When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term, or phrase shall include any and all of its other forms and the terms “including” and “include” shall in all cases mean “including, without limitation” and “include, without limitation,” respectively.

1.1.
“Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.
1.2.
“Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.
1.3.
“Award” shall mean any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, or Cash-Based Award granted pursuant to the Plan.
1.4.
“Award Agreement” shall mean any written or electronic agreement, notice, or instrument (in such form as approved by the Committee) evidencing an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.
1.5.
“Board” shall mean the Board of Directors of the Company.
1.6.
“Cash-Based Award” shall mean an Award granted pursuant to Article XI of the Plan.
1.7.
“Cause” shall mean “Cause” as defined in an employment or consulting agreement, as applicable, between the Participant and the Company or any Affiliate or, if not defined therein or if there is no such agreement, “Cause” as defined in the related Award Agreement or, if not defined therein, “Cause” shall mean a Participant’s: (a) (i) continued failure substantially to perform in good faith the Participant’s assigned duties in any material respect (other than as a result of total or partial incapacity due to physical or mental illness), or (ii) material breach or default of any term of the Plan, in each case which continued failure, breach or default is not substantially cured in all material respects within thirty (30) days after the Board provides the Participant with written notice thereof in sufficient detail describing such failure or material breach or default; (b) engagement in (i) fraud, embezzlement, theft or dishonesty in the course of the Participant’s service with the Company, or (ii) other conduct that results or could reasonably be expected to result in material harm to the business or reputation of the Company or any of its Affiliates as determined in good faith by the Board; (c) indictment for, charge with, arrest for, conviction of, or plea of guilty or nolo contendere to, (i) a felony or (ii) a crime other than a felony which involves moral turpitude or a breach of trust or fiduciary duty owed to the Company or any of its Affiliates; (d) disclosure of trade secrets or confidential information of the Company or any of its Affiliates that results or could reasonably be expected to result in material harm to the business or reputation of the Company or any of its Affiliates as determined in good faith by the Board; or (e) material violation of any policy of the Company or any of its Affiliates that applies to the Participant which violation is not substantially cured in all material respects within thirty (30) days after the Board provides the Participant with written notice thereof in sufficient detail describing such violation.

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1.8.
“Change of Control” shall mean the occurrence of any of the following events:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Act) of fifty percent (50%) or more of either (i) the then outstanding Shares (the “Outstanding Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.8; or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) the consummation by the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) the consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Shares and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly

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or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned twenty percent (20%) or more of the Outstanding Shares or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

Notwithstanding anything herein to the contrary, if a Change of Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in clause (a), (b), (c) or (d) also must also constitute a “change in control event” within the meaning of Section 409A of the Code.

1.9.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Where appropriate, a reference to the Code shall also include the applicable Treasury Regulations and other official guidance promulgated thereunder.
1.10.
“Committee” shall mean the Compensation Committee of the Board or such other committee of the Board, which will be comprised of at least two (2) directors, each of whom qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Act and as “independent” as required by Nasdaq or any security exchange on which the Shares are listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such rule, section or listing requirement at the time of determination.
1.11.
“Company” shall mean STRATTEC Security Corporation, a Wisconsin corporation, or any successor thereto.
1.12.
“Consultant”shall mean any person who renders services to the Company or any of its Affiliates other than an Employee or a member of the Board.
1.13.
“Disability” shall mean:

(a) With respect to an Incentive Stock Option, “disability” as defined in Section 22(e)(3) of the Code; and

(b) With respect to any other Award, unless otherwise provided in the related Award Agreement: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or any Affiliate; or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.

1.14.
“Effective Date” shall mean the effective date of the Plan as set forth in Article XVIII.
1.15.
“Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.
1.16.
“Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:

(a) If the Shares are traded on an exchange, the closing price of the Shares on the applicable Nasdaq stock market or any other exchange on which the Shares are then trading if the relevant date is a trading day, otherwise on the immediately preceding trading day; or

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(b) If Section 1.16(a) does not apply: (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder; and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.17.
“Good Reason” shall mean, to the extent applicable, “Good Reason” as defined in an employment agreement between the Participant and the Company or any Affiliate or, if not defined therein or if there is no such agreement, “Good Reason” as defined in the related Award Agreement.
1.18.
“Grant Date” shall mean the date on which any Award is granted pursuant to the Plan.
1.19.
“Incentive Stock Option” shall mean an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
1.20.
“Non-Employee Director” shall mean a person who is a member of the Board, excluding any member who is an Employee.
1.21.
“Nonqualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.
1.22.
“Option” shall mean an option to purchase Shares that is granted pursuant to Article V of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
1.23.
“Other Stock-Based Award” shall mean an Award granted pursuant to Article IX of the Plan.
1.24.
“Participant” shall mean an Employee, Non-Employee Director or key Consultant who is granted an Award under the Plan.
1.25.
“Performance-Based Award” shall mean an Award described in Article XII of the Plan.
1.26.
“Performance Criteria” shall mean any performance criteria determined by the Committee in its sole discretion.
1.27.
“Plan” shall mean the STRATTEC Security Corporation 2024 Equity Incentive Plan, as set forth herein and as may be amended from time to time.
1.28.
“Prior Plan” shall mean the STRATTEC Security Corporation Stock Incentive Plan, as amended and restated effective August 19, 2020 and most recently amended effective August 24, 2023. Upon approval of the Plan by the Company’s shareholders, no further awards will be issued under the Prior Plan, although the Prior Plan will remain in effect after the Company’s shareholders approve the Plan for purposes of determining any Participant’s right to awards issued under the Prior Plan before that date.
1.29.
“Restricted Stock” shall mean an Award granted pursuant to Article VII of the Plan.
1.30.
“Restricted Stock Unit” shall mean an Award that is an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain specified restrictions, granted pursuant to Article VIII of the Plan.
1.31.
“Retirement” shall mean, with respect to Employees: (a) retirement, with the consent of and for purposes of the Company, from active employment with the Company or an Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer and if no such plan exists then the earlier of (i) retirement from active employment with the Company or an Affiliate at or after age fifty-five (55) following completion of ten (10) years of service or (ii) retirement from active employment with the Company or an Affiliate following completion of thirty (30) years of service; or (b) retirement from active employment with the Company or an Affiliate at or after age sixty-five (65).
1.32.
“Shares” shall mean the common stock, $.01 par value per share, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.
1.33.
“Stock Appreciation Right” shall mean an Award granted pursuant to Article VI of the Plan.
1.34.
“Subsidiary” shall mean: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other

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entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock or economic interests of such corporation or entity.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1 Number of Shares Available for Award.

Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 550,000, all of which may be granted with respect to Incentive Stock Options. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose, or Shares purchased by the Company or an independent agent in the open market for such purpose. Subject to this Article II, upon a grant of an Award, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the number of Shares subject to such Award. Any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 of the Plan shall be added back to the Plan in an amount equal to such number of Shares.

2.2 Share Usage.

In addition to the number of Shares provided for in Section 2.1 of the Plan, the following Shares shall be available for Awards under the Plan: (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (b) Shares covered by an Award that is settled only in cash; and (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Non-Employee Directors, or Consultants as the result of a merger, consolidation, acquisition, or other corporate transaction involving such company and the Company or any of its Affiliates. Notwithstanding anything in the Plan to the contrary, in no event shall the following Shares again become available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an Option or a Stock Appreciation Right that is settled in Shares; (ii) Shares tendered or withheld to pay the exercise price of an Award; (iii) Shares tendered or withheld to pay the withholding taxes related to an Award; and (iv) Shares repurchased on the open market with the proceeds of an Option exercise.

2.3 Exception to Minimum Vesting Requirements.

Notwithstanding anything in the Plan to the contrary: (a) the Committee may grant Awards covering up to five percent (5%) of the Shares available for issuance pursuant to Section 2.1 of the Plan, without regard to the minimum vesting requirements of Sections 5.5, 6.5, 7.3(a), 8.3, and 9.1 of the Plan (the “Minimum Vesting Requirements”); (b) the Minimum Vesting Requirements shall not be required to apply as the Committee may determine or permit in the case of the death or Disability of a Participant, a Participant’s termination due to Retirement or a Participant’s termination without Cause or resignation for Good Reason; (c) for purposes of Awards to Non-Employee Directors, the vesting period will be deemed to be one (1) year if such vesting period runs from the date of one annual meeting of shareholders of the Company to the next annual meeting of shareholders of the Company; provided that, such annual meetings are at least fifty (50) weeks apart.

2.4 Adjustments.

In the event of any Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares, or any other change affecting the Shares, the Committee shall make such substitutions and adjustments, if any, as it deems equitable and appropriate to: (a) the aggregate number of Shares that may be issued under the Plan; (b) any Share-based limits imposed under the Plan; and (c) the exercise price, number of Shares, and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.4 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.

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ARTICLE III

ADMINISTRATION

3.1 In General.

The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend, and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) determine the type or types of Awards to be granted to a Participant; (e) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan; and (f) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive, and binding on all Participants and other persons.

3.2 Delegation of Duties.

The Committee may delegate its authority to the management of the Company to grant Awards to eligible Employees who are not subject to Section 16 of the Act. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate: (a) any duties that it is required to discharge to comply with any applicable law; and (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act.

ARTICLE IV

ELIGIBILITY

4.1 Eligibility.

The Committee may designate any Employee, Non-Employee Director or key Consultant as a Participant for purposes of receiving an Award under the Plan. Notwithstanding the foregoing: (a) any Award subject to Section 409A of the Code may be granted to Employees, Non-Employee Directors or key Consultants of Affiliates only to the extent consistent with Section 409A of the Code; and (b) only Employees of the Company or a Subsidiary may be granted an Incentive Stock Option.

4.2 Actual Participation.

Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those individuals to whom Awards will be granted and will determine the nature and amount of each Award. No individual will have any right to be granted an Award pursuant to the Plan.

ARTICLE V

OPTIONS

5.1 Grant of Options.

Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

5.2 Award Agreement.

Each Option shall be evidenced by an Award Agreement that shall specify the following: (a) the exercise price; (b) the term of the Option; (c) the number of Shares covered by the Option; (d) the conditions upon which the Option shall become vested and exercisable; and (e) such other terms and conditions as the Committee shall determine and which are consistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

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5.3 Exercise Price.

The exercise price per Share of an Option shall be determined by the Committee at the time the Option is granted and set forth in the related Award Agreement; provided, however, that in no event shall the exercise price of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.4 Term.

The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten (10) years from its Grant Date.

5.5 Exercisability.

Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include the satisfaction of (a) performance goals based on one or more Performance Criteria, and (b) time-based vesting requirements. Notwithstanding the foregoing, except as provided under Section 2.3 and/or Article XIV of the Plan, no Option shall vest, in full or in part, prior to the one (1) year anniversary of its Grant Date.

5.6 Exercise of Options.

Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee that sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of an Option shall be paid in cash or its equivalent or in such other form, if and to the extent permitted by the Committee, in its sole discretion, including: (a) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (b) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); or (c) by a combination of cash (or its equivalent) and the methods described in clauses (a) and/or (b). Subject to the terms of the Plan, as soon as practicable after receipt of the notification of exercise and full payment of the exercise price on an Option, the Company shall cause the appropriate number of Shares to be issued to the Participant.

5.7 Dividends.

Notwithstanding anything in the Plan to the contrary, in no event will dividends or dividend equivalents be payable or credited in respect of Options.

5.8 Special Rules Applicable to Incentive Stock Options.

Notwithstanding any other provision in the Plan to the contrary:

(a) The terms and conditions of Incentive Stock Options shall be subject to, and comply with, the requirements of Section 422 of the Code.

(b) The aggregate Fair Market Value of the Shares (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code.

(c) No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless: (i) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date of the Incentive Stock Option; and (ii) the date on which such Incentive Stock Option will expire is not later than five (5) years from the Grant Date of the Incentive Stock Option.

ARTICLE VI

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STOCK APPRECIATION RIGHTS

6.1 Grant of Stock Appreciation Rights.

Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

6.2 Award Agreement.

Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the following: (a) the exercise price; (b) the term of the Stock Appreciation Right; (c) the number of Shares covered by the Stock Appreciation Right; (d) the conditions upon which the Stock Appreciation Right shall become vested and exercisable; and (e) such other terms and conditions as the Committee shall determine and which are consistent with the terms and conditions of the Plan.

6.3 Exercise Price.

The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and set forth in the related Award Agreement; provided, however, that in no event shall the exercise price of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.4 Term.

The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Grant Date.

6.5 Exercisability of Stock Appreciation Rights.

A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include the satisfaction of performance goals based on one or more Performance Criteria and/or time-based vesting requirements. Notwithstanding the foregoing, except as provided under Section 2.3 and Article XIV of the Plan, no Stock Appreciation Right shall vest, in full or in part, prior to the one (1) year anniversary of its Grant Date.

6.6 Exercise of Stock Appreciation Rights.

Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee that sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to: (a) the excess of the Fair Market Value of a Share on the exercise date over the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Shares, cash, or a combination thereof, as specified by the Committee in the related Award Agreement.

6.7 Dividends.

Notwithstanding anything in the Plan to the contrary, in no event will dividends or dividend equivalents be credited or payable in respect of Stock Appreciation Rights.

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ARTICLE VII

RESTRICTED STOCK

7.1 Grant of Restricted Stock.

Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

7.2 Award Agreement.

Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the following: (a) the number of Shares of Restricted Stock; (b) the restricted period(s) applicable to the Shares of Restricted Stock; (c) the conditions upon which the restrictions on the Shares of Restricted Stock will lapse; and (d) such other terms and conditions as the Committee shall determine and which are consistent with the terms and conditions of the Plan.

7.3 Terms, Conditions and Restrictions.

(a) The Committee shall impose such other terms, conditions, and/or restrictions on any Shares of Restricted Stock as it may deem advisable, which may include a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one or more Performance Criteria), time-based restrictions, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, except as provided under Section 2.3 and Article XIV of the Plan, no Restricted Stock Award shall vest, in full or in part, prior to the one (1) year anniversary of its Grant Date.

(b) To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions, and/or restrictions applicable to such Shares have been satisfied or lapse.

(c) Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

7.4 Rights Associated with Restricted Stock during Restricted Period.

During any restricted period applicable to Shares of Restricted Stock:

(a) Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

(b) Unless otherwise provided in the related Award Agreement: (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock; and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period (subject to any mandatory reinvestment or other requirements imposed by the Committee); provided, however, that any such dividends shall be subject to the same terms and conditions as the Restricted Stock with respect to which they are paid, and, in no event, will any such dividends be paid unless and until the Restricted Stock to which they relate has vested.

ARTICLE VIII

RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units.

Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

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8.2 Award Agreement.

Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the following: (a) the number of Restricted Stock Units; (b) the restricted period(s) applicable to the Restricted Stock Units; (c) the conditions upon which the restrictions on the Restricted Stock Units will lapse; and (d) such other terms and conditions as the Committee shall determine and which are consistent with the terms and conditions of the Plan.

8.3 Terms, Conditions and Restrictions.

The Committee shall impose such other terms, conditions, and/or restrictions on any Awards of Restricted Stock Units as it may deem advisable, including, without limitation, conditions and/or restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based conditions and/or restrictions or holding requirements or sale conditions and/or restrictions placed on the Shares by the Company upon vesting and/or settlement of such Restricted Stock Units. Notwithstanding the foregoing, except as provided under Section 2.3 and Article XIV of the Plan, no Awards of Restricted Stock Units shall vest, in full or in part, prior to the one (1) year anniversary of its Grant Date.

8.4 Form of Settlement.

An Award of Restricted Stock Units may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.5 Rights Associated with Restricted Stock Units during Restricted Period.

(a) Awards of Restricted Stock Units may provide a Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that payment of any such dividend equivalents will be subject to the same terms, conditions and restrictions (including risk of forfeiture, if applicable) as the Restricted Stock Units with respect to which they are paid, and, in no event, will any such dividend equivalents be paid unless and until the Restricted Stock Units to which they relate have vested.

(b) In no event will a Participant have any voting rights with respect to Shares underlying Restricted Stock Units.

ARTICLE IX

OTHER STOCK BASED AWARDS

9.1 Grant of Other Stock-Based Awards.

Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Committee shall determine, including unrestricted Shares. Notwithstanding the foregoing, except as provided under Section 2.3 and Article XIV of the Plan, no Other Stock-Based Award shall vest, in full or in part, prior to the one (1) year anniversary of its Grant Date.

9.2 Award Agreement.

Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the following: (a) number of Shares subject to the Other Stock-Based Awards, if applicable; (b) the terms and conditions upon which the Other Stock-Based Award shall become vested; (c) the form of settlement; and (d) such other terms and conditions as the Committee shall determine and which are consistent with the terms and conditions of the Plan.

9.3 Form of Settlement.

An Other Stock-Based Award may be settled in full Shares, cash, or a combination thereof, as specified by the Committee in the related Award Agreement.

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9.4 Dividend Equivalents.

Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that notwithstanding the foregoing, payment of any such dividend equivalents will be subject to the same terms, conditions, and restrictions (including risk of forfeiture (if applicable)) as the Other Stock-Based Award with respect to which they are paid and, in no event, will any such dividend equivalents be paid unless and until the Other Stock-Based Award to which they relate has vested.

ARTICLE X

NON-EMPLOYEE DIRECTOR AWARDS

The Board, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Board (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Board shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the maximum aggregate grant date fair value of Awards granted to a Non-Employee Director during any fiscal year shall be $250,000.

ARTICLE XI

CASH-BASED AWARDS

Subject to the terms and conditions of the Plan, long-term Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each such long-term Cash-Based Award shall be evidenced by an Award Agreement that shall specify the following: (a) the payment amount or payment range, (b) the time of settlement, and (c) such other terms and conditions as the Committee shall determine and which are consistent with the terms and conditions of the Plan, which may include performance objectives and that the Cash-Based Award is a Performance-Based Award under Article XII. Notwithstanding the foregoing, except as provided under Section 2.3 and Article XIV of the Plan, no Cash-Based Award shall vest, in full or in part, prior to the one (1) year anniversary of its Grant Date.

ARTICLE XII

PERFORMANCE-BASED AWARDS

12.1 In General.

Any Award may be granted as a Performance-Based Award. As determined by the Committee in its sole discretion, the grant, vesting, exercisability, and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one or more Performance Criteria during a performance period established by the Committee.

12.2 Performance Criteria.

(a) The Performance Criteria for Performance-Based Awards shall be established by the Committee in its sole discretion.

(b) The Performance Criteria may relate to the individual Participant, the Company, one or more of its Affiliates, one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.

(c) The Committee may, in its sole discretion, provide amounts relating to, or arising from, extraordinary items, unusual or non-recurring events, and/or changes in applicable tax laws or accounting principles be included or excluded from the Performance Criteria.

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12.3 Establishment of Performance Goals.

With respect to Performance-Based Awards, the Committee shall establish: (a) the applicable performance goals and performance period; and (b) the formula for computing the Performance-Based Award.

12.4 Determination of Performance.

With respect to Performance-Based Awards, the Committee shall determine, in its sole discretion, whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied, and, if they have, ascertain the amount of the applicable Performance-Based Award.

ARTICLE XIII

TERMINATION OF EMPLOYMENT OR SERVICE

13.1 Effect of Termination of Employment or Service.

With respect to each Award granted under the Plan, the Committee shall, subject to the terms and conditions of the Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise and/or receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or any of its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Participants or Awards granted under the Plan, and may reflect distinctions based on the reasons for termination.

13.2 Default Provisions.

If the Award Agreement does not specify the effect of a Participant’s termination of employment or services with the Company and/or any of its Affiliates on the vesting, exercisability and/or settlement of Awards, the following provisions shall apply (subject to Article XIV):

(a) Death, Disability or Retirement. In the event of a Participant’s death, Disability or Retirement: (i) all Options or Stock Appreciation Rights (whether or not exercisable) may be exercised for a period of one (1) year following the date of death, Disability or Retirement (provided that any Incentive Stock Option exercised more than three (3) months following a Participant’s Retirement shall be treated as a Nonqualified Stock Option), but in no event beyond the original term of the Option or Stock Appreciation Right; and (ii) all other unvested Awards shall become fully vested; provided, however, that the vesting of any unvested Award whose vesting is contingent upon the satisfaction or attainment of Performance Criteria shall be determined by the Committee, in its sole discretion.

(b) Termination for Cause. In the event of a Participant’s termination for Cause, all Awards, whether or not vested or exercisable, shall be forfeited as of the date of termination.

(c) Other Termination. In the event of a Participant’s termination for any reason, other than due to death, Disability, Retirement or for Cause: (i) all exercisable Options or Stock Appreciation Rights may be exercised for a period of three (3) months following the date of termination, but in no event beyond the original term of the Option or Stock Appreciation Right; and (ii) all unexercisable Options or Stock Appreciation Rights and all other unvested Awards shall be forfeited as of the date of termination.

ARTICLE XIV

CHANGE OF CONTROL

14.1 In General.

(a) Except as otherwise provided in the related Award Agreement, in the event of a Change of Control, the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any such Awards, including, without limitation: (i) by providing for a cash payment in exchange for the cancellation of an Award; or (ii) the issuance of substitute Awards that substantially preserve the value, rights, and benefits of any affected Awards.

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(b) Except as otherwise provided in the related Award Agreement, if, within three (3) months prior to or within twenty-four (24) months following a Change of Control, a Participant experiences an involuntary termination initiated by the Company or an Affiliate for reasons other than Cause or a termination for Good Reason: (i) all unexercisable Options and Stock Appreciation Rights shall become exercisable; and (ii) all other unvested Awards shall become fully vested; provided, however, that, with respect to any unvested Award whose vesting was based on the satisfaction or attainment of one (1) or more Performance Criteria, such Award shall become vested as though the Performance Criteria were satisfied or attained, including at the “target” level of performance, if performance was required to be satisfied or attained a specified level of performance.

(c) Any action under this Section 14.1 relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

14.2 Effect of Section 280G of the Code.

Unless specified otherwise in the related Award Agreement or in another written agreement between the Participant and the Company or any Affiliate, if the Company concludes that any payment or benefit due to a Participant under the Plan, when combined with any other payment or benefit due to the Participant from the Company or any of its Affiliates (collectively, the “Payor”), would be considered a “parachute payment” within the meaning of Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under the Plan to $1.00 less than the amount that would otherwise be considered a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 14.2 of the Plan shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE XV

AMENDMENT OR TERMINATION OF THE PLAN

15.1 In General.

Except as otherwise provided in the Plan, the Board or the Committee may amend or terminate the Plan or any Award Agreement at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s shareholders to the extent that: (a) the amendment materially increases the benefits accruing to Participants under the Plan; (b) the amendment increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.4 of the Plan); (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan; or (d) such approval is required by any applicable law, regulation, or stock exchange rule.

15.2 Awards Previously Granted.

No amendment or termination of the Plan or an Award Agreement shall adversely affect in any material way any outstanding Award previously granted under the Plan, without the written consent of the Participant holding such Award, provided that, no such consent shall be required with respect to any amendment or termination that the Board or the Committee determines, in its sole discretion, is necessary or advisable in order for the Company, the Plan, or an Award to satisfy or conform to any applicable law or regulation or to meet the requirements of any applicable accounting standard.

15.3 Repricing.

Except for adjustments made pursuant to Section 2.4 of the Plan, in no event may the Board or the Committee, without approval of the Company’s shareholders: (a) amend the terms of an outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right; (b) cancel an outstanding Option or Stock Appreciation Right in exchange for a new Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right; or (c) at any time when the exercise price of an outstanding Option or Stock Appreciation Right is greater than the Fair Market Value of a Share, cancel such Option or Stock Appreciation Right in exchange for cash or other Awards.

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ARTICLE XVI

TRANSFERABILITY

16.1 Non-Transferability.

Except as provided in Section 16.2, an Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative.

16.2 Beneficiaries.

Each Participant may designate a beneficiary or beneficiaries to receive any payments which may be made under the Plan following the Participant’s death. Such designation may be changed or cancelled at any time without the consent of any beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary is named or the designated beneficiary or beneficiaries predecease the Participant, the Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

ARTICLE XVII

MISCELLANEOUS

17.1 No Right to Continued Service or to Awards.

Neither the Plan nor the granting of an Award under the Plan shall impose any obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Participant at any time. In addition, no Participant shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

17.2 Tax Withholding.

(a) The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold, or collect any amount required by applicable law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be: (i) withheld from other amounts due to the Participant; (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award; (iii) collected directly from the Participant; or (iv) withheld using any combination of the methods described in clauses (i), (ii), or (iii).

(b) Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax that could be imposed on the transaction; provided that, such Shares would otherwise be distributable to the Participant at the time of the withholding. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

17.3 Election Under Section 83(b) of the Code.

In any case in which a Participant is permitted to make an election under Section 83(b) of the Code in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Treasury Regulations issued under Section 83(b) of the Code or other applicable provision.

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17.4 Requirements of Law.

The Plan, the grant and exercise of Awards under the Plan, and the issuance of Shares under such Awards shall be subject to all applicable federal, state, and local laws, rules, and regulations (including all applicable federal and state securities laws) and to all required approvals of any governmental agencies or stock exchange, market, or quotation system on which the Shares are then listed or traded. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to: (a) receipt of any approvals from any governmental agencies or stock exchange, market, or quotation system on which the Shares are then listed or traded that the Committee deems necessary; and (b) completion of registration or other qualification of the Shares under any applicable federal, state, or local law or ruling of any governmental agency that the Committee deems necessary.

17.5 Legends.

Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange, market, or quotation system upon which the Shares are then listed or traded, or any other applicable federal, state, or local law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 17.5.

17.6 Uncertificated Shares.

To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, market, or quotation system on which the Shares are then listed or traded.

17.7 Clawback / Compensation Recovery.

All Awards granted under the Plan will be subject to recoupment in accordance with the Company’s current clawback policy, as it may be amended from time to time, and any additional future clawback policy that the Company is required to adopt pursuant to the listing standards of Nasdaq or any other national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of cause as determined by the Committee.

17.8 Governing Law.

The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to its conflicts of law provisions.

17.9 No Impact on Benefits.

Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

17.10 Rights as a Shareholder.

Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.

17.11 Fractional Shares.

No fractional Shares shall be issued under the Plan, and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

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17.12 Successors and Assigns.

The Plan shall be binding on all successors and assigns of the Company and each Participant, including the estate of such Participant and the executor, administrator, or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

17.13 Compliance With Section 409A of the Code.

Awards shall be designed, granted, and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Award Agreement under the Plan that is intended to comply with the requirements of Section 409A of the Code shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to additional taxes under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction, or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and Award Agreement shall be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. The exercisability of an Option or a Stock Appreciation Right shall not be extended to the extent that such extension would subject the Participant to additional taxes under Section 409A of the Code. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if an Award is not exempt from the requirements of Section 409A of the Code, the Participant is a “specified employee” (within the meaning of Section 409A of the Code) and a payment under the Award is due as a result of such individual’s “separation from service” (as that term is defined for purposes of Section 409A of the Code using the default rules), then no payment shall be made under the Award due to such separation from service before the date that is six (6) months after the date on which the Participant incurs such separation from service, except as otherwise allowed by Section 409A of the Code.

17.14 Savings Clause.

In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE XVIII

EFFECTIVE DATE AND TERM OF THE PLAN

The Effective Date of the Plan is August 20, 2024. No Incentive Stock Options shall be granted under the Plan after August 20, 2034, which is the expiration of ten (10) years from the date the Plan was adopted by the Board, or, if earlier, the date the Plan is terminated. No other Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date or, if earlier, the date the Plan is terminated. Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates. After the Effective Date, no grants of awards shall be made under the Prior Plan.

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STRATTEC
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 3 AND 4 AND "FOR" ELECTION OF THE NOMINEE DIRECTORS.

AFTER VOTING SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

STRATTEC SECURITY CORPORATION 2024 ANNUAL MEETING

1. To approve the Amendment to STRATTEC's Amended and Restated Articles of Incorporation.	☐ Vote FOR the proposal	☐ Vote AGAINST the proposal	☐ ABSTAIN

Please fold here – Do not separate

2. Election of directors: *(term expiring at the 2025 Annual Meeting)*	Vote FOR	Vote AGAINST	ABSTAIN
01 Tina Chang	☐	☐	☐
02 Thomas J. Florsheim, Jr.	☐	☐	☐
03 Bruce M. Lisman	☐	☐	☐
04 F. Jack Liebau, Jr.	☐	☐	☐
05 Jennifer L. Slater	☐	☐	☐
06 Matteo Anversa	☐	☐	☐

3. To approve the non-binding advisory proposal on executive compensation.	☐ Vote FOR the proposal	☐ Vote AGAINST the proposal	☐ ABSTAIN
4. To approve the STRATTEC SECURITY CORPORATION 2024 Equity Incentive Plan.	☐ Vote FOR the proposal	☐ Vote AGAINST the proposal	☐ ABSTAIN

5. In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 3 AND 4 AND "FOR" ELECTION OF THE NOMINEE DIRECTORS. AFTER VOTING SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Date ______________________________

Signature(s) in Box

If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.

STRATTEC SECURITY CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, October 23, 2024
8:00 a.m. Central Time

STRATTEC™

STRATTEC SECURITY CORPORATION
3333 West Good Hope Road
Milwaukee, WI 53209

proxy

STRATTEC SECURITY CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jennifer L. Slater and Dennis Bowe, or either one of them, with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of STRATTEC SECURITY CORPORATION to be held on October 23, 2024 at 8:00 a.m. Central Time, at the **Holiday Inn Milwaukee Riverfront Hotel, 4700 North Port Washington Road, Milwaukee, Wisconsin 53212,** and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutions may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. **UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL "FOR" PROPOSALS 1, 3 AND 4 AND "FOR" ELECTION OF THE NOMINEE DIRECTORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.**